As filed with the Securities and Exchange Commission on August 14, 2006

                           FILE NO. 333-131621

UNITED STATES

                  SECURITIES AND EXCHANGE COMMISSION

                   WASHINGTON, DC 20549

      AMENDMENT NO. 3 TO

                           FORM SB-2

  REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

   FIRST SOURCE DATA, INC.

        ----------------------------------------------

              (Name of small business issuer in its charter)

   Nevada                                     8742                20-1558589

------------------------------      ---------------------------   ------------ (State or other jurisdiction      (Primary Standard Industrial   (IRS Employer

of incorporation of organization)  Classification Code Number)  Identification

  No.)

155 Dalhousie St., Suite 1111

Toronto, Ontario, Canada M5B 2P7

Telephone: (416) 214-1516

--------------------------------------

(Address and telephone number of principal executive offices)

155 Dalhousie St., Suite 1111

Toronto, Ontario, Canada M5B 2P7

--------------------------------------

(Address of principal place of business or intended principal place of business)

Javed Mawji, Chief Executive Officer

155 Dalhousie St., Suite 1111

Toronto, Ontario, Canada M5B 2P7

-----------------------------------------

(Name, address and telephone number of agent for services)

COPY TO:

Amy M. Trombly, Esq.

Trombly Business Law

1320 Centre Street, Suite 202

Newton, MA 02459

(617) 243-0060

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ______________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _____________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _____________________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

CALCULATION OF REGISTRATION FEE

Proposed                                        Proposed

Title of each    Amount of      Proposed        maximum

class of         shares         maximum         aggregate   Amount of

securities       to be          offering price  offering  registration

to be registered registered(1)  per share(2)    price        fee

Common stock,    1,381,875      $0.40           $552,750    $59.14

to be sold by

existing shareholders,

par value $0.001

(1)  Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)  Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

Preliminary Prospectus

SUBJECT TO COMPLETION

FIRST SOURCE DATA, INC.

1,381,875 SHARES OF COMMON STOCK

This prospectus relates to the sale of 1,381,875 shares of our common stock by selling shareholders named in this prospectus. The shares were acquired by the selling shareholders directly from us in a private offering that was exempt from registration under U.S. securities laws. We will not receive any proceeds from the sale of any of the shares by selling shareholders.

Our common stock is not currently quoted on any market or securities exchange. This registration statement constitutes the initial public offering of our common stock.

The selling stockholders will sell at a price of $0.20 to $0.40 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  Because this is our initial public offering and our shares are not currently traded, we can not predict the prices at which shares of our common stock will trade.

______________________________________________________________

This Investment Involves A High Degree Of Risk.

You Should Purchase Securities Only If You Can Afford A Complete Loss.

See "Risk Factors" Beginning On Page 6.

______________________________________________________________

Please read this prospectus carefully. It describes our business, finances, products, and services.

You should rely only on the information provided in this prospectus or any supplement to this prospectus and information incorporated by reference. We have not authorized anyone else to provide you with different information.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. It is a criminal offense to make any representation to the contrary.

Subject to Completion, the date of this prospectus is August 14, 2006

TABLE OF CONTENTS

PROSPECTUS SUMMARY

  5

RISK FACTORS

  6

USE OF PROCEEDS

 11

DETERMINATION OF OFFERING PRICE

 11

DILUTION

 12

SELLING SECURITY HOLDERS

 12

PLAN OF DISTRIBUTION

 14

LEGAL PROCEEDINGS

 15

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

 15

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

 18

DESCRIPTION OF COMMON STOCK

 18

INTEREST OF NAMED EXPERTS AND COUNSEL

 19

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES

 19

ACT LIABILITIES

ORGANIZATION WITHIN LAST FIVE YEARS

 19

DESCRIPTION OF BUSINESS

 19

OUR BUSINESS

 20

OUR BUSINESS PLAN

 25

INTELLECTUAL PROPERTY

 26

EFFECT OF EXISTING OR PROBABLE GOVERNMENTAL REGULATIONS ON OUR BUSINESS

       26

RESEARCH AND DEVELOPMENT

 26

PLAN OF OPERATION

 27

DESCRIPTION OF PROPERTY

 28

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

 28

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

 29

EXECUTIVE COMPENSATION

 30

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL

DISCLOSURE

 31

AVAILABLE INFORMATION

 31

PART F/S: INDEX TO FINANCIAL STATEMENTS

 F-1

PART I

PROSPECTUS SUMMARY

The following information is a summary of the prospectus and it does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus carefully, including the financial statements included in this prospectus and the notes relating to the financial statements.

OUR COMPANY

We incorporated on June 10, 2004 as First Source Data, Inc. under the laws of the State of Nevada. The address of our principal executive office is 155 Dalhousie St., Suite 1111, Toronto, Ontario, Canada M5B 2P7. Our telephone number is (416) 214-1516. Our website address is www.firstsourcedata.com. Information contained on our website does not constitute part of this prospectus.

We are currently in the development stage and our business comprises the development and provision of online marketing management services and products. We offer an online marketing software product that is designed to help our customers manage their marketing campaigns. Our services are intended to help our customers gather, manage, and analyze market information. Currently, we also provide customized marketing consulting services, including design and implementation of online advertising programs, marketing campaign management, and advisory services concerning the marketing process. Currently, our target customer base consists of businesses in the luxury travel and financial services industries.

We have not been profitable since our incorporation. Since inception, we have had only 4 customers to whom we have provided ancillary customized online marketing services. We have no significant assets or financial resources. The limited extent of our assets and revenues, our early stage of development, and our limited operating history make us subject to the risks associated with start-up companies, including potentially negative cash flows. The report of our independent auditors for the year ended April 30, 2006 states that there is substantial doubt that we will be able to continue as a going concern. If we cannot obtain additional financing, we may cease to exist.

All dollar amounts in this prospectus are in U.S. dollars.

THE OFFERING

Securities being registered                     1,381,875 shares of common

                                                Stock for selling shareholders.

                                                See “Description of Securities”

Common Stock Outstanding, before offering       10,518,542

Use of Proceeds                                 We will not receive

any proceeds from the sale of

common stock by the selling

shareholders.

We do not intend to engage in private placement transactions or register additional shares for sale concurrently with this offering.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, financial condition, operating results, and cash flows could be materially adversely affected. The value of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

RISKS RELATING TO OUR COMPANY

THE INDEPENDENT ACCOUNTANTS OPINION ON THE FINANCIAL STATEMENTS FOR THE YEAR ENDED APRIL 30, 2006 INCLUDES AN EXPLANATORY PARAGRAPH ON OUR ABILITY TO CONTINUE AS A GOING CONCERN AND, IF WE CANNOT OBTAIN ADDITIONAL FINANCING, WE MAY HAVE TO CURTAIL OPERATIONS AND MAY ULTIMATELY CEASE TO EXIST.

Our audited financial statements for the period from June 10, 2004 to April 30, 2006 reflects a cumulative net loss of $168,465. These conditions raised substantial doubt about our ability to continue as a going concern. However, our financial statements do not include any adjustments that might result if we are unable to continue our business. The independent auditor's report for the year ended April 30, 2006 includes an explanatory paragraph to their audit opinion stating that our current status and limited operations raise substantial doubt about our ability to continue as a going concern. Our continued operations are contingent on our ability to raise additional capital and obtain financing and success in future operations. If we do not acquire sufficient additional funding or alternative sources of capital to meet our working capital, we may have to substantially curtail our operations and business plan. To meet our future obligations, from time to time, we intend to issue shares of common stock.

WE HAVE A LIMITED OPERATING HISTORY AND MAY NEVER ACHIEVE OR SUSTAIN PROFITABLE OPERATIONS.

We have a short operating history and have not been profitable since our incorporation in June 2004. Since inception until August 14, 2006, we have had only four customers. Even if we obtain future revenues sufficient to expand operations, increased operational or marketing expenses could adversely affect our liquidity.  The limited extent of our assets and revenues, our early stage of development, and our limited operating history make us subject to the risks associated with start-up companies, including potentially negative cash flows. We have no significant assets or financial resources. Our lack of operating history makes it very difficult for you to make an investment decision based upon our managerial skill. We may never become profitable. You may lose your entire investment.

WE DEPEND ON OUR OFFICERS AND DIRECTORS TO PERFORM OUR BUSINESS ACTIVITIES AND OUR ABILITY TO RECRUIT AND RETAIN THE QUALIFIED INDIVIDUALS NEEDED TO OPERATE AND DEVELOP OUR BUSINESS IS UNKNOWN.

We rely on our directors and officers to perform many of our business activities. Currently, our President and Chief Executive Officer, Javed Mawji, personally carries our sales activities. Mr. Mawji also liaises with external contractors who provide additional programming and consulting services. Our Chief Financial Officer, Anoma Alwis, personally performs most of our accounting and financial management functions. Our present management structure, although adequate for the early stage of our operations, will likely have to be significantly augmented as our operations expand. Our future success will depend in part on the services of our key personnel and, additionally, on our ability to identify, hire and retain additional qualified personnel. There is intense competition for qualified management, marketing, accounting, and sales personnel in our main area of business, online marketing consulting and management. We may not be able to continue to attract and retain the personnel needed to operate and develop our business. Because we rely on our directors and officers to perform our sales, accounting, and financial management activities, failure to attract and retain key personnel could have a material adverse effect on us.

WE HAVE LIMITED CASH WHICH WE ANTICIPATE WILL BE SUFFICIENT TO FUND OUR PLAN OF OPERATIONS FOR ONLY EIGHT MONTHS AND IF WE ARE UNABLE TO RAISE ADDITIONAL CAPITAL, OUR BUSINESS MAY FAIL AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.

We have limited capital reserves to finance expansion or to protect us from a downturn in business. We currently do not have sufficient cash to fund operations beyond the next six months. If we generate no additional cash revenues during the next 12 months, we will need to raise approximately $72,000 in additional funds to fully fund 12 months of operations. Additional financing may come in the form of securities offerings, from bank financing, or from revenues generated by new business. If additional shares are issued to raise capital, our existing shareholders will suffer a dilution of their stock ownership. In the event that we are unable to raise additional capital, our business may fail and you may lose your entire investment.

OUR CHIEF EXECUTIVE OFFICER, JAVED MAWJI, AND OUR CHIEF FINANCIAL OFFICER, ANOMA ALWIS, ALSO SERVE AS DIRECTORS. THESE INTERRELATIONSHIPS MAY CREATE CONFLICTS OF INTEREST THAT MIGHT BE DETRIMENTAL TO US.

There are various interrelationships between our officers and directors that may create conflicts of interest that might be detrimental to us. One of our directors, Anoma Alwis, is our Chief Financial Officer. Javed Mawji, also our director, is our Chief Executive Officer, President, and Secretary. Our Board of Directors, which appoints our officers, currently consists of three persons, Mr. Mawji, Mr. Alwis, and Doug McClelland. Together, Mr. Mawji and Mr. Alwis control a majority of the voting power of the Board of Directors. Because Mr. Mawji and Mr. Alwis are both directors and officers, there exists a potential future conflict of interest regarding the decision to remove our officers or appoint new officers.

Our directors and officers will deal with any such conflicts of interest, should they arise, in accordance with our Corporate Code of Ethics, filed as an exhibit to this registration statement, and applicable corporate law principles.

WE MAY BE SUBJECT TO FOREIGN CURRENCY FLUCTUATION AND SUCH FLUCTUATION MAY ADVERSELY AFFECT OUR FINANCIAL POSITION AND RESULTS.

We are currently located in Canada and pay most of our expenses in United States dollars. However, our target market is global. We may enter into contracts that require customers to pay us in currencies other than United States dollars. Therefore, our potential operations make us subject to foreign currency fluctuation. We do not make investments that offset the risk of adverse foreign currency fluctuations and we may suffer increase expenses and overall losses as a result.

WE DO NOT OWN PATENTS ON OUR PRODUCTS AND, IF OTHER COMPANIES COPY OUR PRODUCTS, OUR REVENUES MAY DECLINE WHICH MAY RESULT IN A DECREASE IN OUR STOCK PRICE.

We do not own patents on our products we have developed and we do not currently intend to file for patent protection on those products. Therefore, another company could recreate our products they manufacture and could compete against us, which would adversely affect our revenues.

WE DO NOT CARRY ANY INSURANCE AND WE MAY BE SUBJECT TO SIGNIFICANT LAWSUITS WHICH COULD SUBSTANTIALLY INCREASE OUR EXPENSES.

We do not carry any insurance. There are a number of occurrences that could adversely affect our financial condition. These include damage to our assets, financial records, or other property by fire or water, as well as any successful lawsuits against us involving recovery of damages arising out of our contractual, legal, or other duties. Should such an uninsured loss occur, our costs may substantially increase which would lower our overall profitability, if any.

AMENDMENTS TO TELECOMMUNICATIONS REGULATIONS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS BY INCREASING THE COST OF OUR OPERATIONS OR THE COSTS THAT CUSTOMERS MUST INCUR TO USE OUR PRODUCTS AND SERVICES.

We use telecommunications services to deliver our online marketing management and consulting services to customers. In addition, our customers typically require telecommunications systems to use our products and services. The telecommunications industry is subject to regulatory control. Any amendments to current regulations in any jurisdiction where we operate or where our customers conduct business could have a material adverse effect on our business, results of operations, and prospects. If amendments to regulations increase the cost of using telecommunications services, our operating expenses may increase. As well, if regulatory amendments increase the cost that our customers must incur to use our services, we may experience difficulty attracting new customers or retaining existing customers.

EQUIPMENT LOSS OR MALFUNCTIONS AND TELECOMMUNICATION SERVICE INTERRUPTIONS OR DELAYS MAY ADVERSELY AFFECT OUR ABILITY TO PROVIDE OUR PRODUCTS AND SERVICES.

Our business is highly dependent on its computer and telecommunications equipment and software systems for the operation and quality of our services. The temporary or permanent loss of all or a portion of these systems, including as a result of physical damage or operating malfunction, or significant replacement delays, could have a materially adverse effect on our business, financial condition, and results of operations. Any interruptions, delays or capacity problems experienced on the Internet or with telephone services could adversely affect our ability to provide our products and services.

SUBSTANTIALLY ALL OF OUR REVENUE HAS BEEN DERIVED FROM SHORT-TERM CONTRACT ENGAGEMENTS WITH THREE CUSTOMERS. IF THESE CUSTOMERS DO NOT ENTER INTO ADDITIONAL CONTRACTS WITH US, YOU MAY LOSE YOUR ENTIRE INVESTMENT BECAUSE WE MAY BE UNABLE TO OBTAIN NEW REVENUES THAT GENERATE SUFFICIENT CASH TO MEET OUR OBLIGATIONS.

Substantially all of our revenues since our incorporation have been derived from ancillary services for three customers. Our contracts with these clients are short-term in nature and there is no guarantee that we will enter into new contracts and receive additional revenues from these clients in the future. We anticipate that we will rely on one or a small number of engagements and customers for at least the next 12 months. Our existing customers and/or new customers may not provide us with sufficient levels of revenue to generate profits or even to sustain operations. We may not be able to replace the revenues generated by any existing customer that chooses not to enter into additional contract engagements with us.

RISKS RELATING TO THIS OFFERING AND OUR STOCK

OUR COMMON SHARES ARE NOT AND MAY NEVER BE QUOTED ON ANY EXCHANGE OR LISTING SERVICE. IT MAY BE DIFFICULT OR IMPOSSIBLE FOR YOU TO SELL YOUR SHARES.

Our common shares are not quoted on any exchange or listing service and they may never be quoted on any exchange or listing service. Persons who acquire our common shares will have limited liquidity or opportunity to sell their shares and may not be able to recover any funds which have been invested in our common shares.

THE POSSIBLE SALES OF SHARES OF COMMON STOCK BY OUR SELLING SHAREHOLDERS MAY HAVE A SIGNIFICANT ADVERSE EFFECT ON THE MARKET PRICE OF OUR COMMON STOCK SHOULD A MARKET DEVELOP.

The selling shareholders may sell some or all of their shares immediately after they are registered. In the event that the shareholders sell some or all of their shares, the price of our common stock could decrease significantly. Our ability to raise additional capital through the sale of our stock may be harmed by these competing re-sales of our common stock by the selling shareholders. Potential investors may not be interested in purchasing shares of our common stock if the selling shareholders are selling their shares of common stock. The selling of stock by the shareholders could be interpreted by potential investors as a lack of confidence in us and our ability to develop a stable market for our stock. The price of our common stock could fall if the selling shareholders sell substantial amounts of our common stock. These sales may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate because the selling shareholders may offer to sell their shares of common stock to potential investors for less than we do.

YOU MAY HAVE DIFFICULTY SELLING YOUR SHARES BECAUSE OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH MAY BE LESS APPEALING TO BROKER-DEALERS AND POTENTIAL PURCHASERS.

The SEC has adopted penny stock regulations which apply to securities traded over-the-counter. The penny stock rules generally define a penny stock to be any equity security that has a market price of less than $5.00 per share or an equity security of an issuer with net tangible assets of less than $5,000,000 if the corporation has been in continuous operations for less than three years. Penny stocks include the equity securities of private companies with no active trading market if they do not qualify for one of the exclusions from the definition of penny stock. Subject to certain limited exceptions, the rules require broker-dealers, before effecting transactions in any penny stock, to:

     -  Deliver to the customer, and obtain a written receipt for, a disclosure document;

     -  Disclose certain price information about the penny stock;

     -  Disclose the amount of compensation received by the broker-dealer or any associated  person  of  the  broker-dealer;

     -  Send monthly statements to customers with market and price information about the penny stock; and

     -  In some circumstances, approve the purchasers account pursuant to certain standards and deliver written statements to the customer with information specified in those rules.

Rather than comply with those rules, many broker-dealers refuse to enter into penny stock transactions which may make it more difficult for investors to sell their shares of our common stock and thereby liquidate their investments.

If a market for our common stock does develop and our shares trade below $5.00 per share, our common stock will be a penny stock. Due to the thinly traded market for penny stocks, there may be a lack of brokers willing to trade in our common shares. In addition, as a penny stock, our common stock may be less appealing to certain potential purchasers. As a result, selling shareholders may encounter difficulty selling common shares of our stock and are at a high risk of losing all or part of their investment.

EXISTING AND PROSPECTIVE STOCKHOLDERS MAY EXPERIENCE SIGNIFICANT DILUTION IF WE ENTER INTO A BUSINESS COMBINATION WITH A PRIVATE CONCERN OR PUBLIC COMPANY AND ISSUE SECURITIES TO SHAREHOLDERS OF SUCH PRIVATE COMPANY.

Our business plan contemplates that we may acquire other companies or assets.  As a result, we may enter into a business combination with a private concern or public company that, depending on the terms of merger or acquisition, may result in us issuing securities to shareholders of any such private company. The issuance of previously authorized and unissued common shares would result in reduction in percentage of shares owned by our present and prospective shareholders and may result in a change in control or management of our Company.

DOUG MCCLELLAND, ONE OF OUR DIRECTORS AND FORMER PRESIDENT, CONTROLS APPROXIMATELY 85% OF OUR COMMON SHARES, AND HE MAY NOT VOTE HIS SHARES IN A MANNER THAT BENEFITS MINORITY SHAREHOLDERS.

Doug McClelland, one of our current directors and our former president, owns a significant percentage (85.7%) of our voting stock. As a result, Mr. McClelland exercises significant control over our business affairs and policy. Mr. McClelland is able to significantly influence all matters requiring approval by stockholders, including the election of directors and the approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying, deterring, or preventing a change in control and may make some transactions more difficult or impossible to complete without the support of Mr. McClelland. In addition, Mr. McClelland may not have an interest in fully promoting the sale of our common stock if such sales would reduce the opportunity for him to sell his own shares at any time in the future.

IF OUR STOCK DOES TRADE IN A MARKET OR EXCHANGE, OUR STOCK PRICE MAY BE VOLATILE, AND YOU MAY NOT BE ABLE TO RESELL SHARES OF OUR COMMON STOCK AT OR ABOVE THE PRICE YOU PAID.

Prior to this offering, our common stock has not been traded in a public market. We cannot predict the extent to which a trading market will develop or how liquid that market might become. The trading price of our common stock following this offering is therefore likely to be highly volatile and could be subject to wide fluctuations in price in response to various factors, some of which are beyond our control. These factors include:

        - Quarterly variations in our results of operations or those of our competitors.

        - Announcements by us or our competitors of acquisitions, new products, significant contracts, commercial relationships or capital commitments.

        - The emergence of new sales channels in which we are unable to compete effectively.

        - Our ability to develop and market new and enhanced products on a timely basis.

        - Commencement of, or our involvement in, litigation.

        - Any major change in our board or management.

        - General economic conditions and slow or negative growth of related markets.

In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of individual companies. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a company's securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management's attention and resources.

AS A RESULT OF BEING A PUBLIC COMPANY, WE WILL INCUR INCREASED COSTS THAT WILL ADVERSELY AFFECT OUR LIQUIDITY AND INCREASE THE RISK THAT WE WILL BECOME INSOLVENT.

As a public company, we will incur significant legal, accounting, and other expenses that we did not incur as a private company. We will incur costs associated with our public company reporting requirements. We also anticipate that we will incur costs associated with recently adopted corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the Securities and Exchange Commission. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. The costs that we will incur as a result of being a public company will adversely affect our already limited liquidity, making it difficult for us to proceed with our business development plans and increasing the risk that we will become insolvent. We may never become profitable. You may lose your entire investment.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” and similar expressions to identify such forward-looking statements. You should not place reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the Risk Factors section below and elsewhere in this prospectus. We do not intend to update our forward-looking statements except as required by law.

USE OF PROCEEDS

We will not receive any proceeds from the sale of securities being sold by our selling shareholders.

DETERMINATION OF OFFERING PRICE

Until our shares are quoted on the OTC Bulletin Board, we believe that the selling shareholders will sell the shares being registered under this prospectus at prices between $0.20 and $0.40 per share. The selling shareholders acquired their shares at prices between $0.10 and $0.20 per share. We do not expect that any selling shareholder will sell its shares below what it paid for them, although it is possible they could do so. In addition, registration of these shares will increase their liquidity and the visibility of our company in the marketplace. We therefore believe that the selling shareholders may be able to sell their shares at prices of up to $0.40 per share. However, we cannot guarantee that this will be the case because we believe that many factors, including our financial performance, the total number of our shares outstanding, and differing determinations of share value among prospective buyers, will have an effect on the price at which the selling shareholders can sell their shares.

Although our common stock is not listed on a public exchange, we intend to seek a quotation on the OTC Bulletin Board concurrently with the filing of this prospectus. However, our common stock, should it become publicly quoted or listed, may not trade at market prices in excess of the prices at which our shares were purchased by selling shareholders. Prices for the common stock in any public market which may develop will be determined by the market and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us, and general economic and market conditions. Our stock may never be publicly quoted or listed.

DILUTION

If we raise money by means of an offering of our stock at a later time, each of our stockholders' ownership interest in the Company would be proportionately reduced. None of our stockholders have any pre-emptive rights to acquire additional shares of our common stock or other securities.

Our audited net tangible book value as of April 30, 2006 was $200,541, or $0.02 per share of the common stock.

SELLING SECURITY HOLDERS

The table below sets forth certain information with respect to the ownership of our common stock by selling shareholders as of August 14, 2006. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or entity identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable. Except as indicated below, none of the selling shareholders has or had a position, office, or other material relationship with us within the past three years.

The selling shareholders acquired their shares from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933 and pursuant to share subscription agreements. These share purchase transactions occurred between and including November 14, 2004 and May 10, 2005. Each shareholder signed a share subscription agreement that described that the transaction was being conducted in accordance with Regulation S of the Securities Act. Each purchaser represented to us that they were a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. The consideration that each selling shareholder provided for the shares was cash in the amounts indicated in the table below, except where a note indicates otherwise.

The selling security holders can offer all, some or none of their shares of our common stock; thus we have no way of determining the number they will hold after this offering. Therefore, for the purpose of the final column in the table below, we have assumed that all shares being registered under this prospectus, including 1,381,875 shares for sale by the selling shareholders will be sold.

   Number and   Purchase

                                                         Percentage   Price

                        Ownership             Number of  of Shares    Per Share

Name of                 Before     Purchase   Shares     Owned After  Paid to Us

Beneficial Owner        Offering   Date       Offered    Offering(1)  By Owner(2)

-------------------------------------------------------------------------------

Melanie Thiessen         10,000  Nov. 14/04   10,000        0 (0%)      $0.20

Fern Fair                10,000  Nov. 14/04   10,000        0 (0%)      $0.20

Lorne Lynn Green         10,000  Nov. 14/04   10,000        0 (0%)      $0.20

Young Jun                10,000  Nov. 18/04   10,000        0 (0%)      $0.20

Foreground Image Inc.(3) 100,000 Nov. 25/04  100,000        0 (0%)      (4)

Svava Stafanson          15,000  Nov. 28/04   15,000        0 (0%)      $0.20

Eli Chornenki            15,000  Nov. 28/04   15,000        0 (0%)      $0.20

Ryan Lavallee            15,000  Dec. 3/04    15,000        0 (0%)      (5)

Natasha Urlic            15,000  Dec. 4/04    15,000        0 (0%)      $0.10

Jeff Tymoschuk           20,000  Dec. 6/04    20,000        0 (0%)      $0.20

Patrick Haynes           11,525  Dec. 7/04    11,525        0 (0%)      $0.20

John Nadalin              7,500  Dec. 15/04    7,500        0 (0%)      $0.20

Kate Lindsay              7,500  Dec. 28/04    7,500        0 (0%)      $0.20

Bianca Dubois             5,000  Dec. 29/04    5,000        0 (0%)      $0.20

Peter Orth                5,000  Dec. 31/04    5,000        0 (0%)      $0.20

Brent O’Connor           10,000  Jan. 5/04    10,000        0 (0%)      $0.20

Randall Thorne            5,000  Jan. 7/05     5,000        0 (0%)      $0.20

Alexei Diatchine        410,000  Jan. 10/05  410,000        0 (0%)      (6)

Anna Thiessen            10,000  Jan. 13/05   10,000        0 (0%)      $0.20

Peter Hildebrand         10,000  Jan. 13/05   10,000        0 (0%)      $0.20

Henry Thiessen           10,000  Jan. 13/05   10,000        0 (0%)      $0.20

Michael Thiessen          1,500  Nov. 14/04    1,500        0 (0%)      $0.20

Luigi Belsito             5,000  Jan. 20/05    5,000        0 (0%)      $0.20

Lenka Gazova            360,000  Jan. 26/05  360,000        0 (0%)      (7)

Edward Hadeed           264,850  Jan. 27/05  264,850        0 (0%)      $0.20

Peter Svorc               9,500  Jan. 27/05    9,500        0 (0%)      $0.10

Eva Gazova                7,000  Jan. 26/05    7,000        0 (0%)      $0.10

Maros Svorc              10,000  Jan. 27/05   10,000        0 (0%)      $0.10

Jueane Ji  (9)           12,500  May 10/05    12,500        0 (0%)      $0.20

___________________

Notes to table:

(1) These numbers assume the selling shareholders sell all of their shares prior to the completion of the offering. Percentages are based on 10,518,542 shares outstanding as of August 14, 2006.

(2) The purchase prices were paid in cash on the purchase date to acquire all shares owned by the selling shareholder, except where indicated otherwise by note.

(3) Jueane Ji, a separate shareholder, has sole voting control over Foreground Image Inc. Between August 1, 2004 and November 30, 2005, we sub-leased 400 square feet of office space from Foreground Image Inc.

(4) Foreground Image Inc. paid $0.20 per share. We issued 100,000 shares to Foreground Image Inc. in exchange for $10,000 in cash plus rights under a sub-lease of 400 square feet of office space including utilities between August 1, 2004 and November 30, 2005 valued at $10,000.

(5) Ryan Lavallee paid $0.20 per share. We issued Mr. Lavallee 15,000 shares for $1,500 in cash and consulting services valued at $1,500.

(6) Alexei Diatchine paid $0.20 per share. Mr. Diatchine was our Director, Secretary, and Treasurer between July 15, 2004 and July 25, 2004. We issued Mr. Diatchine 410,000 shares for $1,230 in cash and management services valued at $80,770. These management services involved assisting us to develop our business plan, introducing us to potential customers, and introducing us to contractors that would assist us in carrying out our business activities.

(7) Lenka Gazova paid $ 0.20 per share. We issued Ms. Gazova 360,000 shares in exchange for $1,080 in cash plus provision of website and internet hosting services between January 1, 2005 and August 31, 2008 valued at $70,920.

(8) Jueane Ji is the director of Foreground Image Inc., a separate selling security holder.

PLAN OF DISTRIBUTION

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the shares from time to time:

- in transactions on the Pink Sheets, the Over-the-Counter Bulletin Board or on  any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale; or

- in private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market;

- at prices related to such prevailing market prices, or

- in negotiated transactions, or

- in a combination of such methods of sale; or

- any other method permitted by law.

The selling stockholders may effect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom the selling stockholders may sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be governed by the prospectus delivery requirements under the Securities Act. Under applicable rules and regulations under the Securities Exchange Act, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling security owners will be governed by the applicable provisions of the Securities and Exchange Act, and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling stockholders. All of the foregoing may affect the marketability of our securities.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that the anti-manipulation rules under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling security owners and any of their affiliates. We have informed the selling stockholders that they may not:

- engage in any stabilization activity in connection with any of the shares;

- bid for or purchase any of the shares or any rights to acquire the shares,

- attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act; or

- effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution.

We have informed the selling stockholders that they must effect all sales of shares in broker's transactions, through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act if the broker-dealers purchase shares as principal. In the absence of the registration statement to which this prospectus is a part, certain of the selling stockholders would be able to sell their shares only pursuant to the limitations of Rule 144 promulgated under the Securities Act.

There is no established public market for our common stock. We are bearing all costs relating to the registration under this prospectus of the common shares owned by the selling shareholders. Any other fees payable in connection with any sale of the common stock owned by the selling shareholders, however, will be borne by the selling shareholders or other party selling such common stock.

The SEC has adopted penny stock regulations which apply to securities traded over-the-counter. The common stock being registered is considered to be a penny stock. Subject to certain limited exceptions, the rules require broker-dealers, before effecting transactions in any penny stock, to conduct due diligence and provide initial and ongoing disclosure to customers concerning pricing of the stock and compensation received by the broker-dealer. Rather than comply with those rules, many broker-dealers refuse to enter into penny stock transactions which may make it more difficult for investors to sell their shares of our common stock and thereby liquidate their investments. Due to the thinly traded market for penny stocks, there may be a lack of brokers willing to trade in our common shares. As a result, selling shareholders may encounter difficulty selling common shares of our stock and are at a high risk of losing all or part of their investment.

LEGAL PROCEEDINGS

We are not aware of any litigation or potential litigation affecting us or our assets.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names, ages, and positions of the officers and directors of the Company and the date of appointment of such officers or directors:

Name              Age         Position                                  Since

-------------------------------------------------------------------------------

Javed Mawji              32          Director, Chief Executive Officer,        2004

President, and Secretary

Doug McClelland      52          Director (formerly President and Vice-    2004

President, Finance)

Anoma Alwis              37          Director and Chief Financial Officer      2004

Pursuant to our Bylaws, all directors serve until such time as their successor has been elected, until they resign or until they are removed by majority vote at a meeting of our shareholders. Officers are elected by the directors and serve until such time as their successor is appointed, until they resign or until the directors remove them. Vacancies in the existing board of directors are filled by majority vote of the remaining directors. None of the directors and offers hold positions with other reporting companies.

There are no family relationships among directors, executive officers or persons nominated or chosen by the Company to become officers or executive officers. We are not aware of any material legal proceedings involving any director, director nominee, promoter or control person including criminal convictions, pending criminal matters, pending or concluded administrative or civil proceedings limiting one's participation in the securities or banking industries, or findings of securities or commodities law violations.

The following is information on the business experience of each director and officer.

Javed Mawji

Javed Mawji was appointed our Chief Executive Officer and Secretary on July 27, 2004 and our President on July 28, 2005. After finishing his joint honors degree in Philosophy and Economics at University College London (UK) in 1996, Mr. Mawji joined the Economic and Social Research Foundation as an Economic Research Assistant. The ESRF is an institute set up by the Office of the President of Tanzania to advise senior policy makers on economic and social policy pertaining to sub-Saharan Africa. While at the ESRF, he worked on projects including a full fiscal review of Zanzibar for the World Bank and a review of the World Trade Organization’s Trade in Intellectual Property Rights Agreement for the United Nations Economic Commission to Africa. In 1998, Mr. Mawji left the ESRF to pursue management studies at Edinburgh University in Scotland, where he specialized in Management of Technology, Marketing and Starting Businesses and graduated with an MBA in 1999. Upon graduation, Mr. Mawji worked for several technology-oriented companies. Immediately after graduating in 1999, he joined yup.co.uk, a portal aimed at young Londoners, as Marketing Manager, leaving in May 2000 to join Oyster Partners in London as a Project Manager supervising the creation of high profile websites. From January 2001 until June 2001, he provided private consulting services for SkillRiver Ltd., which aimed to bring IT professionals from India to Europe and North America, and for Mosaic SRO, a Prague-based public relations company, where he provided investor relations advisory services. Mr. Mawji joined the Lord Chancellor’s Department of the British Government in June 2001 as a Business and IT Analyst for a major tribunals modernization project. In August 2002, he left the Lord Chancellor’s Department to relocate to Canada and take up a position as Marketing Manager of LEA International Ltd., a consulting engineering company, specializing in infrastructure for developing countries, in particular India. In June 2004, Mr. Mawji established and became Director and President of Liquid Vintages Ltd., a privately-held wine agency specializing in promoting Chilean wines for the Ontario market, which Mr. Mawji continues to operate in his spare time. Mr. Mawji spends a minimum of 25 hours per week on activities relating to First Source Data, Inc. pursuant his independent contractor agreement, which is filed as an exhibit.

Doug McClelland

Doug McClelland was appointed our President and Vice-President, Finance on June 10, 2004. He resigned from both offices on July 28, 2005, although he remains on the Board of Directors. Prior to joining First Source Data, Inc., Mr. McClelland worked as a Project Director for World Gaming PLC between August 1998 and September 2001, where he conceived strategies, and planned and executed the business development and marketing initiatives, for various online publications. Throughout 2002-2003, Mr. McClelland worked as a Marketing Manager with the online travel portal Luxury Retreats Inc., specializing in niche marketing and negotiating with travel wholesalers throughout South America. He has worked in Canadian politics and international travel, and has been involved with developing Internet web properties since 1996. Currently, Mr. McClelland is director and president of Coal Harbour Residents Association, a registered non-profit incorporated under the Society Act of British Columbia in August 2004 with the goal of maintaining and improving the environment in the Coal Harbour area of Vancouver. Since June 4, 2004, Mr. McClelland has also been a director of JOYN Internet Communities Inc., a privately owned Canadian corporation that licenses online dating software. Mr. McClelland completed a BA from Saint John's College in Winnipeg, Manitoba, Canada in 1975 and a Pre-Masters from the University of Manitoba, Canada in 1979 as well as a Diploma in Travel and Tourism from Success College in Winnipeg, Manitoba, Canada in 1980.

Anoma Alwis

Anoma Alwis was appointed our Chief Financial Officer on July 27, 2004. Mr. Alwis is a Member of the Institute of Certified General Accountants of Ontario in Canada, a Fellow of the Association of Chartered Certified Accountants of the UK, a Member of the CFA Institute of the USA and a Fellow of the Institute of Chartered Accountants of Sri Lanka. He has an undergraduate degree in Engineering in Computer Science from the University of Moratuwa in Sri Lanka.

Mr. Alwis began his accounting career at Ernst & Young Sri Lanka in 1995. As a Supervisor and later Qualified Assistant at Ernst & Young, he gained experience in the areas of mergers & acquisitions, assurance, and management consultancy. Mr. Alwis gained his Chartered Accountancy qualification while at Ernst & Young, leaving in October 1997 to join Connaissance de Ceylan Ltd., a leading tour operator and hotelier listed on the Colombo Stock Exchange, as Group Accountant. He left Connaissance de Ceylan Ltd. in December 1998.

From January 1999 until January 2000, Mr. Alwis was the Financial Controller of Kelani Cables Ltd. Due to a management buy-out which took place at Olex Holdings in Australia, the then parent company of Kelani Cables, Mr. Alwis left Kelani Cables in January 2000 and joined Sierra Cables Limited as Finance Director. While at Sierra Cables, Mr. Alwis was involved in the acquisition of another cable company, including carrying out due diligence activities, raising finances for ambitious expansion plans, and making the road map for the future listing of the Company on the Colombo Stock Exchange.

In August 2003, Mr. Alwis left Sierra Cables Limited and relocated to Canada. From December 2003 to February 2004, he completed an assignment at RBC Insurance, a subsidiary of North America’s 7th largest bank. In April 2004, he joined Leitch Technologies, a hi-tech manufacturing company listed on the Toronto Stock Exchange, as an Accountant. Mr. Alwis left Leitch Technologies in October 2005 to re-join the Royal Bank of Canada, this time in its Global Services Division, as a Senior Financial Reporting Analyst.

Mr. Alwis currently spends a minimum of 10 hours per week on activities relating to First Source Data, Inc. pursuant to his independent contractor agreement, which is filed as an exhibit.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 14, 2006, the number and percentage of the outstanding shares of common stock that, according to the information supplied to us, were beneficially owned by (i) each person who is currently a director, (ii) each executive officer, (iii) all current directors and executive officers as a group and (iv) each person who, to our knowledge, is the beneficial owner of more than 5% of the outstanding common stock. The only beneficial owners of more than 5% of the outstanding common stock of which the Company is aware are also directors or officers. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Name and Address of       Amount and Nature     Percent of

Title of Class    Beneficial Owner        of Beneficial Owner     Class (1)

Common            Doug McClelland           9,016,667 shares      85.7%

36C-1525 Coal Harbour     Direct Ownership

Quay, Vancouver, BC,

Canada, V6G 3E7

Common            Javed Mawji               120,000 shares        1.1%

402-281 Mutual Street     Direct Ownership

Toronto, ON,

Canada, M4Y 3C4

Common            Anoma Alwis               0 shares              0.0%

609-1530, Victoria Park Avenue,

North York, ON M1L 4R9

Common            Management as a         9,136,667 shares        86.9%

Group including all     Direct Ownership

executive officers

and directors

(1) Based on 10,518,542 shares outstanding as of August 14, 2006.

The balance of our outstanding common stock is held by 29 persons.

DESCRIPTION OF COMMON STOCK

Our authorized capitalization consists of 50,000,000 shares of common stock at a par value of $0.001 per share.

There is no provision in our by-laws or other incorporating documents that would delay, defer or prevent a change in control of the Company.

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of all common stock outstanding entitled to vote in any election of directors may elect all of the directors standing for election. In that event, the holders of the remaining shares of common stock will not be able to elect any directors. Holders of common stock have no preemptive, subscription, redemption or conversion rights.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available for that purpose. Upon the liquidation, dissolution or winding up of the Company, the holders of all shares of common stock are entitled to receive ratably the net assets of the Company available after the payment of all debts, other liabilities, and preferred amounts.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with this offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries, nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes, our Bylaws, and our Articles. We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ORGANIZATION WITHIN LAST FIVE YEARS

Our company was incorporated on June 10, 2004 under the laws of the State of Nevada. Our corporation has no parent corporation or subsidiaries.

DESCRIPTION OF BUSINESS

Our business comprises the development and provision of marketing management services, including online advertising, consulting, financial newsletter distribution, and other management services.

We have not been involved in any bankruptcy, receivership or similar proceedings. We have not engaged in any other material re-classification, merger, consolidation, or purchase or sale of significant assets not in the ordinary course of business. We have an April 30 fiscal year end.

OUR BUSINESS

Our Products and Services

We are a marketing management and consulting service provider. Primarily, we design and provide online marketing software tools that can be used to manage marketing campaigns. Our products and services are designed to help companies, public institutions, and other organizations gather, manage, and analyze market information to aid their strategic decision-making processes. We also design and implement online marketing and awareness programs for our clients. Our primary market consists of companies and public institutions around the world that might benefit from marketing campaign management, market data analysis, or online communication campaigns. Our initial target markets are luxury travel and financial services.

Specifically, we have two categories of products and services:

1) Customized Online Marketing Services. We design and implement online business development or marketing campaigns on behalf of customers that want to take advantage of the marketing opportunities afforded by the internet but are not sufficiently familiar with the technology to do it themselves. This is our premium service and can be delivered in a variety of formats. This service would involve us designing and implementing a campaign that could include email list brokering, creating content such as online streaming videos, or distributing press releases supplied by the customer. As part of our service offering, we can also train the customer on online marketing techniques such as how to find suitable content for a website from Rich Site Summary, or RSS, feeds, and other aspects of online marketing.

Our customized online marketing services have been fully developed. We do, however, constantly add new features to our service offerings in response to customer needs. Our revenue model is to charge each customer a lump sum price for each marketing or business development campaign that we conduct. We require a deposit prior to commencing these services for new customers because a customized marketing project requires considerable initial cash outlays. To date, customized online marketing services have accounted for 100% of our revenues. Our service agreements are typically short-term in nature, with a duration of under one month.

2) Self-service Online Marketing Suite. We also offer a suite of online marketing tools that customers can draw on to create, manage, and monitor their online marketing campaigns. This product suite consists of two main components:

a) Email Campaign Management System. This software provides our customers’ sales managers with a powerful tool to acquire, manage, and service their new customers using personalized, permission-based emails. The system is fully accessible from any web-enabled computer. Our customers can upload email lists and send out emails using our secure server. If required, we can work with the customer to help it develop and implement strategies to build an opt-in email list.

Using our system, our customers can send out HTML or text emails and track who opened messages and where in the message the recipient clicked. Our customers can also see who deleted the message, who forwarded it, and other metrics. Depending on the customer and the nature of the promotion, newsletters may carry advertising or link to a landing page with advertising.

All emails sent via the system are required to be opt-in and have an unsubscribe link automatically appended. Any customer found using the system to send unsolicited emails would be barred from using the system.

Our email campaign manager system is fully developed, installed on our server, and ready to be used by our customers. Our customer would be charged either a monthly access fee, if it intends to be a regular user, or a unit rate cost based on then number of emails sent, the exact rate for which would be determined after negotiations with the customer. To date, our email campaign management system has generated no revenues.

b) The “AdMeUp Network”. We have developed and documented a proprietary marketing system named the “AdMeUp Network”, and we have either assembled or developed ourselves all the software components required to put it into practice. The AdMeUp Network is in the development stage and is not yet available to customers. Once its underlying components have been integrated, the system will be able to automatically identify, profile, and match internet-based product sellers and customers. We also expect that the system will allow complementary businesses to exchange traffic, negotiate rates, and enter binding sales and traffic commission contracts. The objective of the AdMeUp Network is to populate our Affiliate Management System with complimentary merchants and advertisers; we will receive higher commission-based revenues as the number of transactions that take place using our Affiliate Management System increases. The system has four components.

Link Directory - Designed to capture user information, our Link Directory is designed to be integrated into many website portals. Once implemented, these portals will feed user data into a centralized database. The Link Directory is intended to act as a marketing tool to promote the AdMeUp Network, allowing us to collect profiles.

Affiliate Management System – We have developed a software system that enables us to receive commissions for serving as an intermediary between merchants and online advertisers. Merchant advertisers can upload to our centralized link access system creative material (banners, text links, and linked images) identifying products or services that they have for sale. Online advertisers can review material posted to our system by merchants and select for publication material that best matches up with the content of the advertisers’ websites. When a merchant receives traffic from users originating from the advertiser’s site, the advertiser is paid compensation according to the terms agreed between the two parties. Commissions may be calculated based on sales received, traffic delivered, or generation of sales leads (such as by users opting into the merchant’s newsletter distribution list). We expect to earn commissions from merchants of approximately 10% of the amount paid to the advertiser.

This system can be accessed from any web-enabled computer and has an easy-to-use, intuitive user interface. The underlying software allows sales and leads to be tracked and monitored according to a range of variables. Depending on the needs of our merchant customers, we can fully manage the system or provide self-management capabilities to our customers under a licensing agreement. We can also provide our customers with weekly reports detailing key conversion rates including impressions, click-through rates, and numbers of actions completed.

Our affiliate management system is fully developed. We have not received any revenues to date from this product. This product can be viewed as a major component of our next planned product, the “AdMeUp Network”.

Ad-Bid System: The Ad-Bid System is a marketplace for traffic, where webmasters can describe the type of traffic, goods, and services they have, and negotiate with others in order to reach mutually beneficial business agreements, which would be executed and tracked in the Affiliate Management System component of the AdMeUp Network.

Profile Manager – The Profile Manager enables user information collected in the other three components to be managed, organized, and analyzed for the purpose of identifying potential business partners.

Currently, the Profile Manager and Affiliate Management System have been completed, the Link Directory is near completion, and the Ad-Bid system is under development. We are in the process of developing the programming architecture that will allow the various software modules to communicate with each other. We expect to have a working prototype of the AdMeUp Network by the end of October, 2006. To date, the AdMeUp Network has generated no revenues.

Marketing

We currently target the luxury travel and financial services markets for our customer base.  However, we intend to more broadly market our products and services to companies, governments, and other organizations around the world that might benefit from marketing campaign management, market data analysis, or online communication campaigns.

Clients

Since inception until August 14, 2006, we have had non-renewable service contracts with four clients for ancillary services. Three of our clients, Accelerated Capital Ltd. in Bermuda, Interkod SRO in Slovakia, and Haynes Capital Corp. in Slovakia hired us to produce public relations material, distribute news to the investor community, perform general advertising services, and provide statistical reports regarding public relations campaigns. The fourth, 3636186 Canada Inc. (operating as CaribbeanWay) in Canada, retained us to research and develop an online marketing system based on combining link exchanges with affiliate marketing for the client.

Up to April 30, 2006, we have received $552,600 in revenues from these four clients. Our major customers have been Accelerated Capital, representing $154,000 of our revenues to date, Interkod, representing $211,400 of our revenues, and Haynes Capital Corp., representing $177,600 of our revenues.

Competition

The online marketing and advertising industry is occupied by wide variety of businesses. Our products and services are primarily intended to provide businesses with an online marketing capability or to enhance their own online marketing efforts using our technology.

We compete with companies that offer strategic consulting, web design, advertising and direct marketing, information technology, and e-commerce services, as well as the in-house development efforts of many companies. Our competitors include the following:

- strategic consulting firms such as Bain & Company, Boston Consulting Group, Braun Consulting and McKinsey & Company;

- advertising and direct marketing agencies such as Ogilvy One, Modem Media, and Wunderman;

- online marketing consulting companies, electronic campaign management, and integrative product solution providers such as Digitas, Relationserve, ValueClick, and aQuantive;

- customer relationship management units of systems integrators such as Accenture, Cap Gemini, PricewaterhouseCoopers, Sapient, and IBM Global Services;

- internal information technology departments of current and potential clients; and

- Companies that provide broad distribution of advertising across the Internet such as AOL, MSN, Yahoo! and Google.

The competitors listed above have product and service offerings that far exceed our own. We compete against these companies only for market share in the project consulting, investor relations, and software licensing segments of the online marketing industry. Since inception until August 14, 2006, we have had four customers. As a result, we represent a small fraction of market share of the marketing and consulting industry. In addition, because of our relatively limited revenues and cash, our capacity to perform certain online marketing and consulting activities is smaller than that of our competitors. As a result, we do not compete for market share with customers seeking high value marketing campaigns that would require significant upfront cash expenses. We do, however, compete against larger companies because they advertise and provide their products and services to smaller businesses whom we are capable of providing products and services to and therefore represent potential customers.

Unlike many of our competitors, our marketing business consists exclusively of online activities. We are therefore able to brand our company as a specialist in online marketing and consulting. Because of our exclusive focus on the online segment of the marketing and consulting industry, we have a much more limited capacity to promote different types of products and services to our customers compared to our competitors.

Although our larger competitors are better funded than us, we believe we can differentiate ourselves by providing high quality customer service and innovative ideas. The nature of the marketing services that we provide requires personalized service and quick responsiveness. In our opinion, smaller companies such as ours are not at any disadvantage in comparison with larger companies in this regard.

In addition, our lack of affiliation with a larger company such as Google or Microsoft means that we are not limited in our choice of technology. We are free to select the software or other technology that suits our own or our customers’ needs. We are able to provide a "one stop shop" for our clients; for example, we can provide services that combine Google, Microsoft, and Yahoo! components.

There are also many smaller companies that provide online marketing services on a project-by-project basis. These companies range in size from sole proprietors to companies with under 100 employees. Online marketing services may represent only one component of a larger set of the products and services of our smaller competitors. Smaller online marketing companies often attract customers by directly approaching a personal acquaintance or a potential customer who has an existing relationship with the company or its management, rather than by advertising their services. As such, we face extensive competition that is difficult to identify or quantify. We believe that we have hundreds or thousands of competitors.

Growth in the online marketing industry continues to outpace other forms of marketing. According to the PriceWaterhouse Coopers IAB Internet Advertising Revenue Report, Full-year 2005 and the PriceWaterhouse Coopers IAB Internet Advertising Revenue Report, Full-year 2004, in recent years, revenue growth has been over 15%, and the proportion of online advertising spending to total advertising spending has increased from approximately 3.0% in 2003 to 4.7% in 2005. There are low barriers to entry in the online marketing industry.  Because there is rapid growth and relatively low barriers in the online marketing industry, we expect other companies to enter our market.

We believe that the principal competitive factors in our industry are:

- value of the services or products provided compared to their price;

- quality of services;

- reputation for services provided to past customers;

- technical and strategic expertise, particularly data analysis capabilities;

- ability to provide complete, integrated solutions;

- speed of development and implementation of solutions;

- brand recognition and size of the firm;

- effectiveness of sales and marketing efforts; and

- financial stability.

We believe that we can currently compete favorably with respect to the first two of these factors. However, given our developmental stage of business, small size, and limited scope of operations, we believe that we are currently at a competitive disadvantage relative to more established competitors with respect to the other factors listed above. Established competitors who have greater access to capital and positive cash flow from revenues may be in a better position to capture a share of the available market.

We hope to offset the competitive advantages of our established competitors by offering products and services that are superior in quality and more appealing, and by launching an effective marketing campaign. However, there can be no assurance that we will be able to compete successfully against our current or future competitors or that competition will not have a material adverse effect on our business, results of operations, or financial condition.

Employees and Contractors

As of August 14, 2006 we had three employees, consisting solely of our three Directors, Javed Mawji, Anoma Alwis, and Doug McClelland. Javed Mawji is also our Chief Executive Officer, President, and Secretary, and Anoma Alwis is also our Chief Financial Officer. Mr. Alwis currently spends approximately 45 hours per month on activities relating to First Source Data, Inc.

We retain contractors to provide services related to our administration, management and development, and to provide software development, design, writing, and editing services as necessary based on the phase of the business plan and available funds.

Our freelance contractors include programmers, designers, and business writers. As of February 2, 2006, our regular contractors have been Foreground Image Inc., Lenka Gazova, and Ryan Lavallee. Foreground Image Inc. has provided graphic design consulting, website design, and managed hosting services. Lenka Gazova has provided software programming and website hosting services, and Ryan Lavallee has supplied business writing and strategic analysis services. As well as these regular contractors, from time to time we have retained contractors for one-off purposes, such as to disseminate news through various online distributors, according to the needs of our clients.

We plan to continue using our existing network of freelance contractors to assist us with the ongoing development of our business and to retain the services of additional contractors as needed. We believe that our use of freelance contractors to conduct our day-to-day operations and product and service development enables us to react to customer demands without the need to incur large fixed overhead costs. We therefore believe that the use of independent contractors will help us to maintain low day-to-day costs of business during our development stage, and we expect to be able to quickly expand our operations as the number and size of our customers increase. We believe that our network of freelance contractors is sufficient to support our current levels of business activity, as well as increased levels of activity.

OUR BUSINESS PLAN

Our business strategy has three components:

1) We intend to further develop our product offerings. We have already documented the AdMeUp Network and we have assembled or developed, or are in the process of developing, all the software components required to put the AdMeUp Network into practice. Our primary goal is to complete the programming of the AdMeUp Network. An important part of our progress toward achieving this goal is developing programming architecture that will allow our various software modules to communicate with each other. We estimate that we will have completed a working prototype of the system, which we have called “the AdMeUp Network”, by the end of October, 2006.

We expect the overhead costs associated with the AdMeUp Network to be low, consisting mostly of hosting and maintenance fees. We estimate that completing the development and implementing the system, including marketing it and funding overhead associated with it until it is self-sufficient, will require approximately $50,000 in additional funds. Our plan to acquire the funds necessary to proceed with development of the AdMeUp Network is discussed in Plan of Operation below.

2) We believe that growth can, at times, be more cost-effective if achieved by acquisition rather than internal growth and development. Our business plan contemplates that we may acquire other marketing companies or assets, which may be paid for by debt, shares of our common stock, by cash, or partly by shares and partly by cash. To date, we have not identified any specific targets for acquisition. This is a longer-term strategy that we do not expect to be able to engage in until we have sufficient cash and a stable share price. We expect our timeline for engaging in an acquisition would be twelve to eighteen months from the date our securities are listed on a quotation service, although we are explicitly not committing to any time schedule for these activities, and management will decide if and when to proceed with an acquisition in light of our performance and external business conditions. Our first priority remains completing the AdMeUp Network.

3) The nature of our business is such that any organization with internet access can access our services, no matter where it is located. Any geographical expansion we engage in at this stage would need to be self-financing. We intend to only expand physically (with a permanent office) into any given geographical area if we already have sufficient revenues generated from online clients in that area to cover expenses associated with a new office. We intend to only open a new office if we feel that doing so would provide an opportunity to realize revenues that we would not otherwise achieve by servicing clients from our current premises and over the internet. We have no plans to translate our website into other languages or to provide our services in other languages. We do not intend to sell equity or take on debt to finance any of our geographical expansion. Presently, we do not have any plans to open a new office. We will, however, seek opportunities to expand our client base geographically using our existing office.

INTELLECTUAL PROPERTY

We do not own any patents or trademarks. We are not licensing any product or service from a third party that is material to our business.  Depending upon the particular needs and demands of our clients, we may, in the future, seek patents or copyrights for the intellectual material we produce.

EFFECT OF EXISTING OR PROBABLE GOVERNMENTAL REGULATIONS ON OUR BUSINESS

Numerous laws and regulations that apply to commerce on the internet or are of more general application but have an effect on our planned operations. These include laws and regulations with respect to user privacy, freedom of expression, pricing, characteristics and quality of products and services, taxation, advertising, intellectual property rights, information security, language use, and the convergence of traditional telecommunications services with internet communications. Due to the increasing popularity of use of the internet by consumers and businesses, it is possible that further laws and regulations with respect to the internet may be adopted at federal, state, provincial, and local levels. There may be additional laws and regulations that will apply to the transaction of business by us that we will need to explore as we enter international markets. We are subject to laws in every jurisdiction in which we conduct business. Currently, we are incorporated in the United States and maintain an office in the Province of Ontario, Canada. To date, we have had customers located in Canada, Bermuda, and Slovakia. Current and future laws and regulations within and outside of the United States may have a material adverse affect on us and our business. In particular, the following laws of the United States regulate our online marketing activities:

CAN-SPAM Act of 2003 (United States) (otherwise known as the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003). This Act imposes significant requirements on corporate use of e-mail for marketing and related purposes. The Act includes content and procedural requirements that companies must observe when initiating e-mail marketing communications, and it prohibits false or deceptive activities in connection with such emails.

Federal Trade Commission Act (1914) (United States). This Act allows the FTC to act in the interest of all consumers to prevent deceptive and unfair acts or practices, and prohibits unfair or deceptive advertising in any medium, including the internet. Under the Act, advertising agencies or website designers may be responsible for reviewing the information used to substantiate the claims made in their clients’ advertisements. The FTC has enacted numerous rules and guidelines under its authority that regulate advertising, including the Mail or Telephone Order Merchandise Rule, Guides Against Deceptive Pricing, Guides Concerning the Use of Endorsements and Testimonials in Advertising, Deception Policy Statement, and Unfairness Policy Statement.

RESEARCH AND DEVELOPMENT

Since our incorporation on June 10, 2004, we have spent $254 on research and development activities during our first fiscal year from June 10, 2004 through April 30, 2005, and $6,400 for the year ending April 30, 2006.

PLAN OF OPERATION

The following is a discussion of our plan of operation for the next 12 months. To the extent that our analysis contains statements that are not of a historical nature, these statements are forward-looking statements, which involve risks and uncertainties. The following should be read in conjunction with our Financial Statements and the related Notes included elsewhere in this prospectus.

We incorporated on June 10, 2004 as First Source Data, Inc. under the laws of the State of Nevada. Our business comprises the development and provision of marketing management services, including online advertising, consulting, direct response television marketing, financial newsletter distribution, and other management services. We selected a year end of 30 April

During the next 12 months, we intend to focus on completing the programming of the AdMeUp Network. We estimate that we will have completed a working prototype of the system by October, 2006. Currently, the Profile Manager and Affiliate Management System components of the AdMeUp Network have been completed, the Link Directory is near completion, and the Ad-Bid system is under development. We are in the process of developing the programming architecture that will allow the various software modules to communicate with each other. To date, the AdMeUp Network has generated no revenues.

We expect the costs of developing the AdMeUp Network to total approximately $50,000. This estimated cost consists of approximately $30,000 in research and development costs, $15,000 in marketing and administration costs, and $5,000 in other costs and expenses.

When this registration statement is made effective, we will be subject to public reporting requirements. We estimate that our public reporting costs for the next 12 months will be approximately $28,000, based on $8,000 for legal representation, $10,000 for external auditing, $3,000 for transfer agent fees, and $7,000 for administrative and miscellaneous fees (including EDGAR filing fees).

Over the next 12 months, we also expect to incur $87,000 in expenses associated with our ongoing operations, based on the following activities:

- $15,000 for property leasing and utilities;

- $50,000 for services provided by our officers;

- $5,000 in other administrative charges including transfer agent fees and EDGAR filing fees;

- $2,000 in legal representation other than that associated with our public reporting requirement; and

- $15,000 in web hosting charges, for which we previously made full payment by issuing stock to Lenka Gazova.

We believe that our planned operations for the next 12 months will require approximately $150,000 in cash. Assuming that we do not generate any cash from operations, we believe that we have sufficient cash to fund our plan of operations described above for, but not beyond, the next eight months. We have cash balances of approximately $73,000 as of August 2, 2006. Approximately $50,000 of this cash represents a prepayment by a customer for services that we have not yet performed. We expect to incur approximately $25,000 to carry out these services. Accordingly, we have uncommitted cash balances of approximately $48,000, based on our current cash balance of $95,000 less cash expenses that we will need to incur of $25,000.

Any additional cash revenues that we generate from our operations will ease the burden on our cash and enable us to finance operations beyond the next eight months. If we generate no cash revenues other than the $48,000 that we currently have available, we will need to raise approximately $72,000 in additional funds during the next twelve months. Additional financing may come in the form of securities offerings or bank financing. We have not yet secured any commitments to obtain any of these forms of additional financing.

We do not expect to purchase or sell any plant or significant equipment during the next 12 months. We also do not expect any significant changes in the number of our employees during this time.

We do not have any off-balance sheet arrangements pursuant to Item 303(c) of Regulation S-B.

DESCRIPTION OF PROPERTY

Our business operations are conducted from our principal executive offices at 155 Dalhousie St., Suite 1111, Toronto, Ontario, Canada M5B 2P7.

On May 1, 2006, we entered into a sub-lease agreement with Foreground Image Inc. for office space. The lease is for a period of 6 months and rent in the amount of $600 per month is payable before the first day of each month that the lease remains in effect.

Because our business model currently relies on strong and diverse relationships with various freelance contractors, we believe that we can accommodate growth with little or no requirements for additional capital for infrastructure.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 3, 2004, we issued 9,016,667 shares of common stock to Doug McClelland, our President, in return for $27,050 in cash. The purpose of this stock sale was to provide us with initial capital to commence operations and pay some of the expenses incurred during our developmental stage.

On September 8, 2004, we advanced $25,000 to I-Dating Solutions Inc., which changed its name to JOYN Internet Communities Inc. on September 14, 2004. Our President, Douglas McClelland, is a director of JOYN Internet Communities Inc. The terms of the loan were payment on demand, with interest accruing on any unpaid principal beginning September 8, 2005 and on each yearly anniversary thereafter at a per annum rate of 1% plus the Prime Rate of the Bank of America on the date that interest is calculated. On April 28, 2005, the loan was settled in full. At the time that the loan was advanced, we were contemplating an acquisition of I-Dating. The loan was intended to provide financing to help I-Dating maintain its operations and develop its business. We subsequently abandoned our potential plans to acquire I-Dating.

On January 10, 2005, we issued 410,000 shares of common stock to our former Director, Secretary, and Treasurer, Alexei Diatchine for $1,230 in cash and management services valued at $80,770.

On January 25, 2005, we issued 120,000 shares of common stock to our Chief Executive Officer, Javed Mawji, for $360.00 in cash and management services valued at $23,640.00.

On March 1, 2005, we entered into an Independent Contractor Agreement with our Director, President, Chief Executive Officer, and Secretary, Javed Mawji, for a term beginning March 1, 2005 and ending February 28, 2006. Pursuant to this contract, Mr. Mawji performed services as our Chief Executive Officer for a minimum of 25 hours per week. In consideration for his services, the contract required us to pay Mr. Mawji $2,000 per month for a duration of one year, from March 1, 2005 until February 28, 2006.

On October 1, 2005, this contract was amended to increase the fees payable to Mr. Mawji to $3,000 per month for services performed from October 1, 2005 through February 28, 2006. On March 1, 2006, we entered into an Independent Contractor Agreement with Mr. Mawji, for a term beginning March 1, 2006 and ending August 31, 2006. The contract provides that Mr. Mawji will perform services as our Chief Executive Officer pursuant to the directives of our Board of Directors, including managing and directing our daily operations and other duties customarily associated with the role of Chief Executive Officer, for a minimum of 25 hours per week. In consideration for his services, Mr. Mawji will receive cash compensation of $3,000 per month. The contract includes clauses that prohibit Mr. Mawji from disclosing our confidential information or engaging in certain activities which are competitive with our business.

On May 1, 2005, we entered into an Independent Contractor Agreement with our Director and Chief Financial Officer, Anoma Alwis, for a term beginning May 1, 2005 and ending April 30, 2006. Pursuant to this contract, Mr. Alwis performed services as our Chief Financial Officer for a minimum of 14 hours per week, for which he received cash compensation of $1,200 per month.

On May 1, 2006, we entered into an Independent Contractor Agreement with Mr. Alwis for a term beginning May 1, 2006 and ending April 30, 2007. The contract provides that Mr. Alwis will perform services as our Chief Financial Officer pursuant to the directives of our Board of Directors, including managing our financial and accounting operations and other duties customarily associated with the role of Chief Financial Officer, for a minimum of 10 hours per week. In consideration for his services, Mr. Alwis will receive cash compensation of $1,000 per month. The contract includes clauses that prohibit Mr. Alwis from disclosing our confidential information or engaging in certain activities which are competitive with our business.

Our Board of Directors adopted a Corporate Code of Conduct and Ethics on November 6, 2005. This Code of Ethics includes provisions governing conflicts of interest among our directors and officers. In particular, the Code provides that in dealings with current or potential customers, suppliers, contractors, and competitors, our officers and directors should act in the best interests of the Company to the exclusion of personal advantage. Our Code of Ethics is filed as an exhibit to this registration statement.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

As of the date of this prospectus, no established public trading market existed for our securities. We have no common equity subject to outstanding purchase options or warrants or securities convertible into our common equity. We cannot guarantee that a trading market will ever develop or, if a market does develop, that it will continue.

Holders

As of August 14, 2006, there are approximately 31 holders of record of our common equity.

Dividends

To date we have not paid any dividends on our common stock and do not expect to declare or pay any dividends on our common stock in the foreseeable future. Payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors as deemed relevant by the board of directors.

EXECUTIVE COMPENSATION

The table below sets out the compensation paid to our Chief Executive Officer for our first and second fiscal years, which ended April 30, 2005 and April 30, 2006 respectively. None of our other officers earned salary and bonus for services rendered during our last fiscal year.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Annual Compensation				Long Term Compensation
					Awards		Payouts
	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Javed Mawji, Chief Executive Officer	2006	31,000	---	0	---	---	---	---
Javed Mawji, Chief Executive Officer	2005	9,770	---	23,640	---	---	---	---

Javed Mawji has served as our Chief Executive Officer and Secretary since July 27, 2004. Mr. Mawji has also served as our President since July 28, 2005. In addition to paying Mr. Mawji cash compensation of $9,770 for the financial year ended April 30, 2005, on January 25, 2005, we issued 120,000 shares of our common stock to Mr. Mawji, partly in return for his services and partly for cash. Mr. Mawji paid $360.00 in cash as partial payment for these shares. The stock based portion of this issue, which was paid to Mr. Mawji as compensation for his services, has been valued at $23,640 as the difference between the issued price ($0.003 per share) and the grant-date fair value ($0.20 per share). For the year ended April 30, 2006, Mr. Mawji received $31,000 in cash as compensation for his services as our Chief Executive Officer. Mr. Mawji has received no compensation for his services as Secretary or as President.

Doug McClelland earned no compensation for his services as our President and Vice-President, Finance beginning June 10, 2004 until his resignation from both offices on July 28, 2005.

Anoma Alwis has served as our Chief Financial Officer since July 27, 2004. For the financial year ended April 30, 2006, Mr. Alwis has received compensation for his services as Chief Financial Officer in the amount of $7,261 in cash. Mr. Alwis has outstanding fees of $7,139 earned for the financial year ended April 30, 2006 plus $1,192 for unpaid fees earned during the financial year ended April 30, 2005.

None of our officers receive, or have received during our last fiscal year, any compensation for their services in excess of $100,000 per year and there are no plans to pay compensation in excess of such amount in the near future. All officers are, however, reimbursed for expenses incurred on behalf of us.

None of our directors receive compensation for their services as directors.

Stock Option Grants

We have not granted any stock awards, options, or stock appreciation rights to any officer, director or employee.

Employment Agreements

On March 1, 2005, we entered into an independent contractor agreement with Javed Mawji pursuant to which Mr. Mawji will provide his services as Chief Executive Officer. The term of the contract expired on February 28, 2006. The contract originally provided that compensation for Mr. Mawji’s services would be $2,000 per month. On October 1, 2005, this contract was amended to increase the fees payable to Mr. Mawji to $3,000 per month for services performed from October 1, 2005 through February 28, 2006. On March 1, 2006, we entered into a new independent contractor agreement pursuant to which Mr. Mawji would provide his services as Chief Executive Officer at a rate of $3,000 per month from March 1, 2006 through August 31, 2006. The term of the new contract expires on the earlier of August 31, 2006 or upon either party giving notice of termination in accordance with the terms of the contract.

On May 1, 2006, we entered into an independent contractor agreement with Anoma Alwis pursuant to which Mr. Alwis will provide his services as Chief Financial Officer. Compensation for these services is $1,000 per month, and the term of the contract expires at the earlier of April 30, 2007 or upon notice of termination given in accordance with the terms of the contract.

We do not have a written employment or consulting agreement with our other director, Doug McClelland.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no disagreements with Schwartz Levitsky Feldman llp in regards to accounting and financial disclosure. Schwartz Levitsky Feldman llp was engaged on approximately May 25, 2005 by us and was not consulted on any matters prior to being engaged.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Act with the Securities and Exchange Commission with respect to the shares of our common stock offered by this prospectus. This prospectus is filed as a part of the registration statement and does not contain all of the information contained in the registration statement and exhibits and reference is hereby made to such omitted information. Statements made in this registration statement are summaries of the material terms of these referenced contracts, agreements or documents but are not necessarily complete. However, all information we considered material relating to the terms of any referenced contracts, agreements or documents has been disclosed. Reference is made to each exhibit for a more complete description of the matters involved and these statements shall be deemed qualified in their entirety by the reference. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Securities and Exchange Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. The Securities and Exchange Commission also maintains a web site (http://www.sec.gov) that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. For further information pertaining to us and our common stock offered by this prospectus, reference is made to the registration statement.

PART F/S: INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS (AUDITED) 30 APRIL 2005                                  F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                       F-3

BALANCE SHEET (AUDITED)                                                       F-4

STATEMENT OF OPERATIONS (AUDITED)                                             F-5

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (AUDITED)                        F-6

STATEMENT OF CASH FLOWS (AUDITED)                                             F-7

NOTES TO FINANCIAL STATEMENTS (AUDITED)                                       F-8

FINANCIAL STATEMENTS (AUDITED): 30 APRIL 2006                                F-19

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                      F-20

BALANCE SHEET (AUDITED)                                                      F-21

STATEMENT OF OPERATIONS (AUDITED)                                            F-22

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (AUDITED)                       F-23

STATEMENT OF CASH FLOWS (AUDITED)                                            F-24

NOTES TO FINANCIAL STATEMENTS (AUDITED)                                      F-25

FIRST SOURCE DATA, INC

(A Development Stage Company)

FINANCIAL STATEMENTS

APRIL 30, 2005 (Audited)

Report of Independent Registered Public Accounting Firm

Schwartz Levitsky Feldman llp

CHARTERED ACCOUNTANTS

TORONTO, MONTREAL, OTTAWA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

First Source Data, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of First Source Data, Inc. (A Development Stage Company) (incorporated in the State of Nevada) as of April 30, 2005 and the related statements of operations, changes in stockholders' equity and cash flows for the period from June 10, 2004 inception) to April 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Source Data, Inc. as of April 30, 2005, and the results of its operations and its cash flows for the period from June 10, 2004 (inception) to April 30, 2005 in accordance with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the financial statements, the Company is currently in the development stage. Because of the Company's current status and limited operations there is substantial doubt about its ability to continue as a going concern. Management's plans in regard to its current status are also described in note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

“SCHWARTZ LEVITSKY FELDMAN LLP”

Toronto, Ontario, Canada

May 31, 2005

Chartered Accountants

1167 Caledonia Road

Toronto, Ontario M6A 2X1

Tel:  416 785 5353

Fax:  416 785 5663

BALANCE SHEET (AUDITED)

FIRST SOURCE DATA, INC.
(A Development Stage Company)
BALANCE SHEET AS AT
(In USD)

April 30, 2005	Notes	2005

ASSETS
Current Assets:
Cash		61,085
Accounts Receivable (Provision for doubtful accounts - Nil)		22,000
Other Receivable		6,139
		89,224

Property & Equipment	6	16,793

TOTAL ASSETS		$ 106,017

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable & Accruals		$ 18,662
		18,662

Stockholders' Equity:
Capital Stock
Authorized:
Common stock (50,000,000 @ par value of $ 0.001)
Issued:
Common stock	10	10,506
Paid in Capital		310,269
Unamortized stock-based compensation for stockholders	12	(69,120)
Deficit accumulated during development stage		(164,300)
		87,355

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY		$ 106,017

The accompanying notes form an integral part of these financial statements.

On behalf of the Board:

Douglas McClelland	Javed Mawji
Director & President	Director & CEO

 STATEMENT OF OPERATIONS (AUDITED)

FIRST SOURCE DATA, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
FOR THE PERIOD FROM JUNE 10,2004(INCEPTION)TO APRIL 30,2005
(In USD)

Revenue	22,000
Cost of goods sold	20,000
Gross margin	2,000

Expenses:
Selling and administrative	164,745
Depreciation	1,301
Research and development	254
166,300

Loss from continuing operations	(164,300)
Income taxes	-
Loss for the Period	(164,300)

Loss per share
Basic	(0.02)
Diluted	(0.02)

Weighted average number of shares outstanding
Basic	9,527,985
Diluted	9,527,985

The accompanying notes form an integral part of these financial statements.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (AUDITED)

FIRST SOURCE DATA, INC.
(A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
From June 10, 2004 (inception)TO April 30, 2005 (in USD)

	Common Stock	Common Stock Amount	Additional Paid-in Capital	Deficit accumulated during development stage	Unamortized stock-based compensation	Stock- holders' Equity

Balance as of June 10, 2004	-
Stock issued on September 3, 2004 for cash @ 0.003 a share	9,016,667	9,017	18,033	-		27,050
Stock issued in November 2004 for cash @ 0.20 a share	70,000	70	13,930			14,000
Stock issued in November 2004 for cash @ 0.10 a share (valued at 0.20 a share - see note 12)	100,000	100	19,900			20,000
Stock issued in December 2004 for cash @ 0.20 a share	56,525	57	11,248			11,305
Stock issued in December 2004 for cash @ 0.10 a share	15,000	15	1,485			1,500
Stock issued in December 2004 for cash @ 0.10 a share (valued at 0.20 a share - see note 5)	15,000	15	2,985			3,000
Stock issued in January 2005 for	890,000	890	177,110			178,000
cash @ 0.003 a share (valued at 0.20 a share - see note 5 and 12)
Stock issued in January 2005 for	16,500	16	1,634			1,650
cash @ 0.10 a share
Stock issued in January 2005 for	316,350	316	62,954			63,270
cash @ 0.20 a share
Stock issued in February 2005 for cash @ 0.10 a share	10,000	10	990			1,000

Unamortized stock based compensation for Stock holders					(69,120)	(69,120)
Net loss, April 30, 2005				(164,300)		(164,300)
Balance as of April 30, 2005	10,506,042	10,506	310,269	(164,300)	(69,120)	87,355

The accompanying notes form an integral part of these financial statements.

STATEMENT OF CASH FLOWS (AUDITED)

FIRST SOURCE DATA, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS FROM JUNE 10,2004(INCEPTION)T0 APRIL 30,2005
(In USD)

Cash Flows From Operating Activities
Net Loss	(164,300)
Adjustments made to reconcile net loss to net cash from operating activities
Depreciation	1,301
Shares issued for services rendered
For CEO - Javed Mawji	23,640
For former CEO - Alexei Diatchine	80,770
For rent and utilities	5,400
For professional services	1,500
For web hosting services	6,400

Changes in operating assets and liabilities
Increase in other receivable	(6,139)
Increase in accounts receivable	(22,000)
Increase in accounts payable & accruals	18,662
Cash flows used in operating activities	(54,766)

Cash Flows From Investing Activities
Purchase of Property and Equipment	(18,094)
Cash flows provided by (used in) investing activities	(18,094)

Cash Flows From Financing Activities
Cash received on subscribed common stock	133,945
Cash flows provided by (used in) financing activities	133,945

Increase/(Decrease) in cash and cash equivalents	61,085
Cash and cash equivalents, beginning of period	-
Cash and cash equivalents, end of period	61,085

The accompanying notes form an integral part of these financial statements.

First Source Data, Inc.

(A Development Stage Company)

Notes to Financial Statements

As of April 30, 2005

NOTES TO FINANCIAL STATEMENTS (AUDITED)

NOTE 1.   ORGANIZATION AND DESCRIPTION OF BUSINESS

First Source Data, Inc. (the Company) was incorporated under the laws of the State of Nevada on June 10, 2004.

The Company is in the development stage. Its initial operations have included; capital formation, organization, web site construction, target market identification, research of costs, promotional materials costs and marketing plans.

NOTE 2.   GOING CONCERN

The accompanying financial statements are presented on a going concern basis.

The Company generated net losses of $ 164,300 during the period from June 10, 2004 (inception) to April 30, 2005. This condition raises substantial doubt about the Company's ability to continue as a going concern.

Management does not believe that the company’s current cash of $ 61,085 is sufficient to cover the expenses they will incur during the next twelve months.

Management plans to raise additional funds through debt or equity offerings. There is no guarantee that the Company will be able to raise any capital through any type of offerings.

NOTE 3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.   Basis of Accounting

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected an April 30, year-end.

b.   Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period.  Actual results may differ from those estimates.

First Source Data, Inc.

(A Development Stage Company)

Notes to Financial Statements

As of April 30, 2005

     c.   Cash & Cash Equivalents

Cash equivalents usually consist of highly liquid investments, which are readily convertible into cash with maturity of three months or less when purchased.  As at April 30, 2005, cash equivalents consist of $ 61,035.

 d.   Capital Assets

For financial statement purposes, capital assets are stated at cost less accumulated depreciation.

Depreciation is provided using the straight-line method over their estimated useful lives (three years for computer hardware, two years for computer software). The Company does not depreciate its assets in the month of purchase and full depreciation is provided in the month of sale.

The Company capitalized $ 7,009 that was incurred in content writing, interface design and software server integration including online email, auto responders, customer help desk and online payment system as per SOP 98-1.

e.   Revenue recognition

The Company derives revenue from providing on-line marketing and consumer data management services and internet technology consulting. The Company recognizes revenue when the following four conditions are present: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the seller’s price to the buyer is fixed or determinable and collect ability is reasonably assured.

Revenue earned for the period from June 10, 2004 to April 30, 2005 represents services provided to a third party customer for on-line marketing customer list brokering and was recognized in accordance with the criteria set out above.

f.   Advertising and Promotion

The Company expenses advertising and promotion costs as incurred. Total advertising and promotion costs charged to expenses for the period ended April 30, 2005 amounted to $ 11,545.

First Source Data, Inc.

(A Development Stage Company)

Notes to Financial Statements

As of April 30, 2005

g.   Foreign Currency Translations

The Company maintains its accounting records in U.S. dollars. Foreign currency transactions are translated into their functional currency in the following manner.

At the transaction date, each asset, liability, revenue and expense is translated into the functional currency by the use of the exchange rate in effect at that date.  At the period end, monetary assets and liabilities are translated into the functional currency by using the exchange rate in effect at that date.  The resulting foreign exchange gains and losses are included in operations.

h.   Long-Lived Assets Impairment

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable, in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets".  An impairment loss would be recognized when the carrying amount of an asset exceeds the estimated undiscounted future cash flows that are expected to result from the use of the asset and its eventual disposition.  The excess of the asset’s carrying value over its fair value represents the amount of the impairment loss to be recorded.  Fair value is generally determined using a discounted cash flow analysis.

i.   Basic Earnings or Loss per Share

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective June 10, 2004 (inception).

Basic net loss per share amount is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

j.   Comprehensive Income or Loss

The Company has adopted Statement of Financial Accounting Standard No. 130 (SFAS 130), "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income, its components and accumulated balances.  The Company is disclosing this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. For 2005, there is no difference between net loss and comprehensive loss.

                                                             Page F-10

First Source Data, Inc.

(A Development Stage Company)

Notes to Financial Statements

As of April 30, 2005

k.   Income Taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry-forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

     l.  Financial Instruments & Concentration of Credit Risk

Financial instruments consist of cash and cash equivalent, short-term investments, accounts receivable, accounts payable and accrued liabilities. The Company determines the fair value of its financial instruments based on quoted market values or discounted cash flow analyses. Unless other wise indicated, the fair value of financial assets and financial liabilities approximate their recorded values.

Financial instruments that the Company may be potentially subject to concentrations of credit risk consist primarily of cash equivalents and accounts receivable. Cash equivalents consist of deposits with major commercial banks and/or chequing account balances. With respect to accounts receivable, the Company performs periodic credit evaluations of the financial condition of its customers and typically does not require collateral from them. Allowances are maintained for potential credit losses consistent with the credit risk of specific customers and other information.

     m.   Stock based compensation

The Company has adopted SFAS 123(Revised) “Share Based Payment”, which requires the Company to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award-the requisite service period. No compensation cost is recognized for equity instruments for which employees do not render the requisite service. The grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments.

First Source Data, Inc.

(A Development Stage Company)

Notes to Financial Statements

As of April 30, 2005

n.   Recent Pronouncements

SFAS No. 149 - Amendment of statement 133 on derivative instruments and hedging activities. This statement amends and clarifies financial accounting and reporting for derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB 133 accounting for derivative instruments and hedging activities.

SFAS No. 150- Accounting for certain financial instruments with characteristics of both liabilities and equity.  This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.

SFAS No. 151 -  “Inventory Costs, an Amendment of ARB No. 43, Chapter 4.” SFAS No. 151 retains the general principle of ARB No. 43, Chapter 4, “Inventory Pricing,” that inventories are presumed to be stated at cost; however, it amends ARB No. 43 to clarify that abnormal amounts of idle facilities, freight, handling costs and spoilage should be recognized as current period expenses. Also, SFAS No. 151 requires fixed overhead costs be allocated to inventories based on normal production capacity. The guidance in SAFS No. 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005.

SFAS 123 (Revised) - “Share Based Payment,” which will require the Company to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award-the requisite service period. No compensation cost is recognized for equity instruments for which employees do not render the requisite service. The grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments. SFAS No. 123 (Revised) eliminates the use of APB Opinion No. 25. SFAS No. 123 (Revised) is effective for the first interim or annual reporting period that begins after December 15, 2005. Early adoption for interim or annual periods for which financial statements or interim reports have not been issued is encouraged.

First Source Data, Inc.

(A Development Stage Company)

Notes to Financial Statements

As of April 30, 2005

SFAS 152 - In December 2004, the FASB issued SFAS No. 152 "Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67" ("SFAS 152"). This statement amends FASB Statement No. 66 "Accounting for Sales of Real Estate" to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position 04-2 "Accounting for Real Estate Time-Sharing Transactions" ("SOP 04-2"). SFAS 152 also amends FASB Statement No. 67 "Accounting for Costs and Initial Rental Operations of Real Estate Projects" to state that the guidance for incidental operations and costs incurred to sell real estate projects does not apply to real estate time-sharing transactions, with the accounting for those operations and costs being subject to the guidance in SOP 04-2. The provisions of SFAS 152 are effective in fiscal years beginning after June 15, 2005.

SFAS 153 - In December 2004, the FASB issued SFAS No. 153 "Exchanges of Non-monetary Assets - an amendment of APB Opinion No. 29" ("SFAS 153"). SFAS 153 replaces the exception from fair value measurement in APB Opinion No. 29 for non-monetary exchanges of similar productive assets with a general exception from fair value measurement for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for all interim periods beginning after June 15, 2005.

SFAS 154 – In May 2005, the FASB issued SFAS No. 153 “Accounting Changes and Error Corrections” - a replacement of APB Opinion No. 20 and FASB Statement No. 3. This Statement provides guidance on the accounting for and reporting of accounting changes and error corrections. This Statement shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

Out of these recent pronouncements, the Company has adopted SFAS 123 (Revised).

First Source Data, Inc.

(A Development Stage Company)

Notes to Financial Statements

As of April 30, 2005

NOTE 4.   WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 5.   RELATED PARTY TRANSACTIONS

On September 3, 2004, the Company issued 9,016,667 shares of its common stock to the President of the Company in return for cash.

During the period under audit, the Company advanced $25,000 to Joyn Internet Communities Inc where the President of the Company, Douglas McClelland, is also the President of Joyn Internet Communities Inc. This has been settled in full during the period under audit and no amount was due from Joyn Internet Communities Inc. as at the Balance Sheet date.

On November 25, 2004, the Company issued 100,000 shares of its common stock to a shareholder of the Company, Foreground Image Inc, partly in return for the services and partly for cash. (See note 12 for details)

On December 3, 2004, the Company issued 15,000 shares of its common stock to a shareholder of the Company, Ryan Lavallee, partly in return for his services and partly for cash. The stock based portion of this issue has been valued at $ 1,500 as the difference between issued price ($ 0.10 per share) and the grant-date fair value. ($ 0.20 per share) and has been charged against income as professional charges.

On January 10, 2005, the Company issued 410,000 shares of its common stock to the former CEO of the Company, Alexei Diatchine, partly in return for his services and partly for cash. The stock based portion of this issue has been valued at $ 80,770 as the difference between issued price ($ 0.003 per share) and the grant-date fair value. ($ 0.20 per share) and has been charged against income as management fees.

On January 25, 2005, the Company issued 120,000 shares of its common stock to the CEO of the Company, Javed Mawji, partly in return for his services and partly for cash. The stock based portion of this issue has been valued at $ 23,640 as the difference between issued price ($ 0.003 per share) and the grant-date fair value. ($ 0.20 per share) and has been charged against income as management fees.  Further $ 9,770 has been paid by cash to him for the services rendered by him during the period under audit.

First Source Data, Inc.

(A Development Stage Company)

Notes to Financial Statements

As of April 30, 2005

On January 26, 2005, the Company issued 360,000 shares of its common stock to a shareholder of the Company, Lenka Gazova, partly in return for her services and partly for cash. (See note 12 for details)

During the period under audit, the Company paid $ 7,500 (including taxes) for the development of its web site and $ 19,350 (including taxes) for the design and printing of promotional materials to Foreground Image Inc, a shareholder of the Company.

NOTE 6. CAPITAL ASSETS

	Cost	Accumulated	Net book
		depreciation	value
Computer hardware	11,085	425	10,660
Computer software	7,009	876	6,133
	18,094	1,301	16,793

NOTE 7.  OPERATING LEASE COMMITMENTS

On August 2004, the Company entered into a sub-lease agreement with Foreground Image Inc for office space. The lease is for a period of 16 months with the option to renew for a further one-year period. The lease payments are as follows.

First 12 months - $ 600 per month

Next 4 months   - $ 700 per month

The Company issued 100,000 shares to Foreground Image Inc in satisfaction of its rent obligation for the next 16 months. These shares have been valued at $ 10,000, which represents the rent obligation under the sub-lease agreement.

At the end of 16 months period, the lease is expected to be reviewed for a further period of 12 months at $ 735 per month.

NOTE 8.  INCOME TAXES

                                            As of April 30, 2005

Deferred tax assets:

Net operating tax carry forwards                       (55,862)

Gross deferred tax assets                              (55,862)

Valuation allowance                                    (55,862)

Net deferred tax assets                                   0

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

                                                         Page F-15

First Source Data, Inc.

(A Development Stage Company)

Notes to Financial Statements

As of April 30, 2005

NOTE 9.  SCHEDULE OF NET OPERATING LOSSES

2005 Net Operating Loss (11 months)             $  (164,300)

                                                         ----------

          Net Operating Loss                             $ (164,300)

                                                         ==========

As of April 30, 2005, the Company has a net operating loss carry forwards of approximately $164,300. Net operating loss carry forward expires twenty years from the date the loss was incurred.

NOTE 10.  STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of April 30, 2005.

Common stock, $0.001 par value; 50,000,000 shares authorized and 10,506,042 shares issued and outstanding.

NOTE 11.  STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On September 3, 2004, the Company issued 9,016,667 shares of its common stock to the President of the Company in return for cash.

In November 2004, the Company issued 70,000 shares at $ 0.20 a share in return for cash. In addition to that, on November 25, 2004, the Company issued 100,000 shares of its common stock at $ 0.10 a share to a shareholder of the Company, Foreground Image Inc, partly in return for the services and partly for cash. (See note 12 for details)

In December 2004, the Company issued 15,000 shares at $ 0.10 a share and 56,525 shares at $ 0.20 a share in return for cash. In addition to that, on December 3, 2004, the Company issued 15,000 shares of its common stock at $ 0.10 a share to a shareholder of the Company, Ryan Lavallee, partly in return for his services and partly for cash.

First Source Data, Inc.

(A Development Stage Company)

Notes to Financial Statements

As of April 30, 2005

In January 2005, the Company issued 16,500 shares at $ 0.10 a share and 316,350 shares at $ 0.20 a share in return for cash. In addition to that, on January 10, 2005, the Company issued 410,000 shares of its common stock at $ 0.003 a share to the former Secretary, and Treasurer of the Company, Alexei Diatchine, partly in return for his services and partly for cash.

Further on January 25, 2005, the Company issued 120,000 shares of its common stock at $ 0.003 a share to the CEO of the Company, Javed Mawji, partly in return for his services and partly for cash.

On January 26, 2005, the Company issued 360,000 shares of its common stock at $ 0.003 a share to a shareholder of the Company, Lenka Gazova, partly in return for her services and partly for cash. (See note 12 for details)

NOTE 12. UNAMORTIZED STOCK BASED COMPENSATION FOR STOCKHOLDERS

On January 26, 2005, the Company issued 360,000 shares of its common stock to a stockholder of the Company, Lenka Gazova, partly in return for her services and partly for cash. The stock based portion of this issue has been valued at $ 70,920 as the difference between issued price ($ 0.003 per share) and the grant-date fair value. ($ 0.20 per share) and has been amortized over the term of the contract between the Company and Lenka Gazova as follows.

First 36 months - $ 1,600 a month

Next 8 months - $ 1,665 a month

The term of the agreement is 44 months effective from January 1, 2005. The unamortized portion of this is $ 64,520 as at the Balance Sheet date and has been deducted from stockholders’ equity.

On November 25, 2004, the Company issued 100,000 shares of its common stock to a shareholder of the Company, Foreground Image Inc., partly in return for the services and partly for cash. The stock based portion of this issue has been valued at $ 10,000 as the difference between issued price ($ 0.01 per share) and the grant-date fair value ($ 0.20 per share) and has been amortized over the term of the contract between the Company and Foreground Image Inc. as follows.

First 12 months - $ 600 a month

Next 4 months - $ 700 a month

First Source Data, Inc.

(A Development Stage Company)

Notes to Financial Statements

As of April 30, 2005

The term of the agreement is 16 months effective from August 1, 2004. The unamortized portion of this is $ 4,600 as at the Balance Sheet date and has been deducted from shareholders’ equity.

The total unamortized portion of stock based compensation for shareholders is $ 69,120 as at the Balance Sheet date and has been deducted from shareholders’ equity.

NOTE 13.   WEB HOSTING SERVICE AGREEMENT

The Company entered into a web hosting service agreement with Lenka Gazova to install & service its servers.

In return for these services, on January 26, 2005, the Company issued 360,000 shares of its common stock to a shareholder of the Company, Lenka Gazova, for cash at $ 0.003 a share where the issue-date share price has been determined as $0.20 a share. The stock based portion of this issue has been valued at $ 70,920 as the difference between issued price ($ 0.003 per share) and the grant-date fair value. ($ 0.20 per share) and has been amortized over the term of the contract between the Company and Lenka Gazova as follows.

First 36 months - $ 1,600 a month

Next 8 months - $ 1,665 a month

The term of the agreement is 44 months effective from January 1, 2005.

NOTE 14. SUBSEQUENT EVENTS

There were no events subsequent to the Balance Sheet date which require disclosure in the Financial Statements other than issuing 12,500 shares @ $0.20 a share on May 10, 2005.

NOTE 15.  GEOGRAPHIC INFORMATION

All the Company's operations and assets are located in Canada.

NOTE 16.  COMPARATIVE FIGURES

There have been no comparative figures since this was the first reporting period subsequent to the company’s incorporation on June 10, 2004.

FIRST SOURCE DATA, INC

(A Development Stage Company)

FINANCIAL STATEMENTS

April 30, 2006 (Audited)

(Amounts expressed in US Dollars)

                                                                                                                                                                          Page F-19

Report of Independent Registered Public Accounting Firm

Schwartz Levitsky Feldman llp

CHARTERED ACCOUNTANTS

TORONTO, MONTREAL, OTTAWA

      REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

First Source Data, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheets of First Source Data, Inc. (A Development Stage Company, incorporated in the State of Nevada) as of April 30, 2006 and 2005 and the related statements of operations, changes in stockholders' equity and cash flows for the year ended April 30, 2006, for the period from June 10, 2004 (date of inception) to April 30, 2005 and for the period from June 10, 2004(date of inception) to April 30, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Source Data, Inc. as of April 30, 2006 and April 30, 2005 and the results of its operations and its cash flows for the year ended April 30, 2006,  for the period from June 10, 2004 (date of inception) to April 30, 2005 and for the period from June 10, 2004(date of inception) to April 30, 2006 in accordance with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the financial statements, the company is in the development stage and its main product ‘AdmeUp Network’ is still under development. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to its current status are also described in note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

“SCHWARTZ LEVITSKY FELDMAN LLP”

Toronto, Ontario, Canada

May 26, 2006

Chartered Accountants

                           1167 Caledonia Road

                           Toronto, Ontario M6A 2X1

                           Tel:  416 785 5353

                           Fax:  416 785 5663

FIRST SOURCE DATA, INC.
(A Development Stage Company)
BALANCE SHEETS AS OF APRIL 30, 2006 AND 2005
(Amounts expressed in US dollars)

	Notes	30-Apr-06	30-Apr-05
ASSETS
Current Assets:
Cash and Cash Equivalents		135,702	61,085
Accounts Receivable		-	22,000
Prepaid Expenses and Deposits	6	48,863	3,737
Other Receivable	7	3,818	2,402
		188,383	89,224

Property & Equipment	8	12,158	16,793

TOTAL ASSETS		$ 200,541	$ 106,017

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Revenue Received in advance		46,900	-
Accounts Payable & Accruals	9	40,651	18,662
		87,551	18,662

COMMITMENTS AND CONTINGENCIES (NOTES 10 AND 18)

Stockholders' Equity:
Capital Stock
Authorized:
Common stock (50,000,000 @ par value of $ 0.001)
Issued:
Common stock	13	10,518	10,506
Paid in Capital		316,257	310,269
Unamortized stock-based compensation for stockholders	15	(45,320)	(69,120)
Deficit accumulated during development stage		(168,465)	(164,300)
		112,990	87,355

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY		$ 200,541	$ 106,017

The accompanying notes form an integral part of these financial statements.

On behalf of the Board:

Javed Mawji		Anoma Alwis
Director & CEO		CFO

                                                                                                                                                                                                    Page F-21

FIRST SOURCE DATA, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED APRIL 30, 2006 AND THE PERIOD FROM JUNE 10, 2004 TO APRIL 30, 2005
(Amounts expressed in US dollars)
			10-Jun-04	10-Jun-04
		For the year	(inception)	(inception)
		ended	through	through
	Notes	30-Apr-06	30-Apr-05	30-Apr-06

Revenue		510,400	22,000	532,400
Cost of goods sold		375,226	20,000	395,226
Gross margin		135,174	2,000	137,174

Expenses:
Selling and administrative		141,526	164,744	306,270
Depreciation		7,613	1,301	8,914
Research and development		6,400	255	6,655
		155,539	166,300	321,839

Profit/(Loss) from continuing operations before taxes		(20,365)	(164,300)	(184,665)
Income taxes		-	-	-
Loss from continuing operations		(20,365)	(164,300)	(184,665)
Income from discontinued operations, net	17	16,200	-	16,200
Net Loss for the Period		(4,165)	(164,300)	(168,465)

Net Loss per share from continuing operations
Basic		-	(0.02)
Diluted		-	(0.02)
Net Loss per share from discontinued operations
Basic		-	-
Diluted		-	-
Net Loss per share for the period
Basic		-	(0.02)
Diluted		-	(0.02)
Weighted average number of shares outstanding
Basic		10,518,199	9,527,985
Diluted		10,518,199	9,527,985

The accompanying notes form an integral part of these financial statements.

FIRST SOURCE DATA, INC.
(A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE YEAR ENDED APRIL 30, 2006 AND THE PERIOD FROM JUNE 10, 2004 TO APRIL 30, 2005
(Amounts expressed in US dollars)
	Common	Common	Additional	Deficit accumulated	Unamortized	Total
	Stock	Stock	Paid-in	during development	stock-based	Stockholders'
		Amount	Capital	stage	compensation	Equity
Balance as of June 10, 2004	-	-	-	-	-	-
Stock issued on June 10, 2004 for	9,016,667	9,017	18,033			27,050
cash @ 0.003 a share
Stock issued in November 2004 for	70,000	70	13,930			14,000
cash @ 0.20 a share
Stock issued in November 2004 for	100,000	100	19,900			20,000
cash @ 0.10 a share
(valued at 0.20 a share - see note 12)
Stock issued in December 2004 for	56,525	57	11,248			11,305
cash @ 0.20 a share
Stock issued in December 2004 for	15,000	15	1,485			1,500
cash @ 0.10 a share
Stock issued in December 2004 for	15,000	15	2,985			3,000
cash @ 0.10 a share
(valued at 0.20 a share - see note 5)
Stock issued in January 2005 for	890,000	890	177,110			178,000
cash @ 0.003 a share
(valued at 0.20 a share - see note 5 and 12)
Stock issued in January 2005 for	16,500	16	1,634			1,650
cash @ 0.10 a share
Stock issued in January 2005 for	316,350	316	62,954			63,270
cash @ 0.20 a share
Stock issued in February 2005 for	10,000	10	990			1,000
cash @ 0.10 a share
Unamortized stock based compensation for					(69,120)	(69,120)
Stock holders
Net loss, from June 10, 2004 to April 30, 2005				(164,300)		(164,300)
Balance as of April 30, 2005	10,506,042	10,506	310,269	(164,300)	(69,120)	87,355

Stock issued on May 10, 2005 for	12,500	12	2,488			2,500
cash @ 0.02 a share
Unamortized stock based compensation for					23,800	23,800
Stock holders
Rent - Free use of existing premises for 5 months			3,500			3,500
(From December 2005 to April 2006)
Net loss for the year				(4,165)		(4,165)
Balance as of April 30, 2006	10,518,542	10,518	316,257	(168,465)	(45,320)	112,990

The accompanying notes form an integral part of these financial statements.

FIRST SOURCE DATA, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED APRIL 30, 2006 AND THE PERIOD FROM JUNE 10, 2004 TO APRIL 30, 2005
(Amounts expressed in US dollars)		10-Jun-04	10-Jun-04
	For the	(inception)	(inception)
	year ended	through	through
	30-Apr-06	30-Apr-05	30-Apr-06
Cash Flows from Operating Activities
Net Loss	$ (4,165)	$ (164,300)	$ (168,465)
Adjustments made to reconcile net loss to net cash from operating activities
Depreciation	7,613	1,301	8,914
Amortization of Stock Based Compensation	23,800	-	23,800
Fair value of rent for free use of existing premises	3,500	-	3,500
Shares issued for services rendered
For CEO - Javed Mawji	-	23,640	23,640
For former CEO - Alexei Diatchine	-	80,770	80,770
For rent and utilities	-	5,400	5,400
For professional services	-	1,500	1,500
For web hosting services	-	6,400	6,400
Changes in operating assets and liabilities
Increase in other receivable	(1,416)	(6,139)	(7,555)
Increase in prepaid expenses and deposits	(45,126)		(45,126)
Decrease (increase) in accounts receivable	22,000	(22,000)
Increase in revenue received in advance	46,900		46,900
Increase in accounts payable & accruals	21,989	18,662	40,651
Cash flows used in operating activities	75,095	(54,766)	20,329

Cash Flows from Investing Activities
Purchase of property and equipment	(2,978)	(18,094)	(21,072)
Cash flows used in investing activities	(2,978)	(18,094)	(21,072)

Cash Flows from Financing Activities
Cash received on subscribed common stock	2,500	133,945	136,445
Cash flows provided by financing activities	2,500	133,945	136,445

Increase in cash and cash equivalents	74,617	61,085	135,702
Cash and cash equivalents, beginning of period	61,085	-	-
Cash and cash equivalents, end of period	$ 135,702	$ 61,085	$ 135,702

Commitments (See Note 18)
Subsequent Events (See Note 19)

The accompanying notes form an integral part of these financial statements.

First Source Data Inc

(A Development Stage Company)

Notes to Financial Statements

As of April 30, 2006 and 2005

(Amounts expressed in US dollars)

NOTE 1.   ORGANIZATION AND DESCRIPTION OF BUSINESS

First Source Data, Inc. (the Company) was incorporated under the laws of the State of Nevada on June 10, 2004.

The Company is in the development stage with its main objective being the development and commercialization of a business to business software product to be titled the "AdMeUp Network". Its initial operations include; capital formation, organization, web site construction, target market identification, research costs, promotional materials costs and marketing plan.

NOTE 2.   GOING CONCERN

The accompanying financial statements are presented on a going concern basis. The Company is in a development stage and its main product, “AdmeUp Network”, is still under development with commercial usage expected in the future.

Management does not believe that the company’s current cash of  $135,702 is sufficient to cover the expenses they will incur during the next twelve months. The Company’s revenues generated during the year are from ancillary services and there is no guarantee that these sources can generate sufficient cash to fund the development of the main product in the future.

Management plans to raise additional funds through debt or equity offerings. There is no guarantee that the Company will be able to raise any capital through any type of offerings.

NOTE 3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.   Basis of Accounting

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected an April 30, year-end.

Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period.  Actual results may differ from those estimates.

First Source Data Inc

(A Development Stage Company)

Notes to Financial Statements

As of April 30, 2006 and 2005

(Amounts expressed in US dollars)

Cash Equivalents

Cash equivalents usually consist of highly liquid investments, which are readily convertible into cash with maturity of three months or less when purchased.  As at April 30, 2006, cash equivalents consist of $135,702.

Property and Equipment

For financial statement purposes, property and equipment are stated at cost less accumulated depreciation.

Depreciation is provided using the straight-line method over the assets’ estimated useful lives (three years for computer hardware and two years for computer software). The Company does not depreciate its assets in the month of purchase and full depreciation is provided in the month of sale.

The Company capitalized $ Nil (2005 - $ 7,009) that was incurred in content writing, interface design and software server integration including online email, auto responders, customer help desk and online payment system as per SOP 98-1.

Revenue Recognition

The Company has derived ancillary revenue during the fiscal year by providing on-line marketing and consumer data management services and internet technology consulting despite its main product “AdmeUp Network” being under development. The Company recognizes revenue from these services when the following four conditions are present: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the seller’s price to the buyer is fixed or determinable and collect ability is reasonably assured.

Services revenues are generally recognized at the time of performance. The Company defers revenue should payments be received in advance of the above services being recorded.

To date, the Company has earned revenues from five categories of services. These categories, and the payment terms of the services that have been provided under each, are described below. The Company anticipates that, in the future, it would be able to negotiate similar contract terms prior to performing services under one of the categories below.

First Source Data Inc

(A Development Stage Company)

Notes to Financial Statements

As of April 30, 2006 and 2005

(Amounts expressed in US dollars)

Financial newsletter publishing and disseminating:

Fees were non-refundable and based on a lump sum amount for publishing and disseminating a financial newsletter that satisfied agreed upon content requirements. Payment in full was required prior to commencement of services. No cancellation provisions were included in the contract.

Marketing consulting services; preliminary planning and design of a software-based marketing system:

We were retained to complete the first phase of a project whereby we would plan, design, and implement an integrated affiliate marketing and link exchange system. The first phase involved preparing an initial specification and budget report that would set out details concerning the proposed project. Fees were based on actual work performed, calculated by hours of time spent multiplied by previously agreed upon hourly unit rates. Our contract provided that we would be paid within 30 days of delivery of our invoice to be issued following completion of this first phase. We required customer consent to proceed with each phase of the project and the customer decided to terminate the project after we provided our report. No cancellation provisions were available for the first phase of the project.

Ongoing marketing consulting service agreement with prices based upon subsequent quotations:

We entered into a contract to provide various marketing services upon request of our customer, with the timing, amount of payment, and quality specifications of the services to be subsequently determined by written agreement between us and our customer. Payment was due within thirty days following delivery of our invoice for any services performed in full up to the date of the invoice. The contract had a term of six months, but could be terminated earlier by either party providing 15 days written notice to the other party.

iv)   Marketing consulting service agreement based on acceptance of prices set out in initial quotation:

We provided our customer with a proposal setting out fees and other details of services that we would provide upon acceptance of the proposal by our customer. The services comprised disseminating press releases, responding to inquiries from the general public on behalf of the customer, and preparing streaming video interview content. Fees were based on the higher of: 1) the estimated unit rates set out in our proposal multiplied by the estimated quantity of work to be performed; and 2) the unit rates set out in our proposal multiplied by the actual quantity of

First Source Data Inc

(A Development Stage Company)

Notes to Financial Statements

As of April 30, 2006 and 2005

(Amounts expressed in US dollars)

work performed. We required a non-refundable deposit in the full amount of the estimated total fees prior to commencing services. Any fees exceeding the estimated fees would be due upon delivery of our invoice. No cancellation provisions were included in the contract.

Investor relations campaign agreement:

Our customer accepted our service proposal, which detailed our fees and services for preparing press releases and disseminating emails. Fees were based on the actual work performed for each weekly campaign at the unit rates described in the proposal. The contract provided that we would carry out a weekly investor relations campaign when instructed by our customer, with a one week minimum duration of services. We required a non-refundable deposit amounting to approximately 40% of our fees for the first weekly campaign prior to carrying out any services. Subsequent fees would be payable in full within 30 days of us sending an invoice to our customer. No cancellation provisions were included in the contract.

f.   Advertising and Promotion

The Company expenses advertising and promotion costs as incurred. Total advertising and promotion costs charged to expenses for the period ended April 30, 2006 were $ Nil (2005 - $ 11,545).

g.   Foreign Currency Translations

The Company maintains its accounting records in U.S. dollars. Foreign currency transactions are translated into the functional currency in the following manner.

At the transaction date, each asset, liability, revenue and expense is translated into the functional currency by the use of the exchange rate in effect at that date.  At the period end, monetary assets and liabilities are translated into the functional currency by using the exchange rate in effect at that date.  The resulting foreign exchange gains and losses are included in operations.

h.   Long-Lived Assets Impairment

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable, in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets".  An impairment loss would be recognized when the carrying amount of an asset exceeds the estimated undiscounted future cash flows that are expected to result from the use of the asset and its eventual disposition.  The excess of the asset’s carrying value over its fair value calculates the amount

First Source Data Inc

(A Development Stage Company)

Notes to Financial Statements

As of April 30, 2006 and 2005

(Amounts expressed in US dollars)

of the impairment loss to be recorded.  Fair value is generally determined using a discounted cash flow analysis.

i.   Basic Earnings per Share

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective June 10, 2004 (inception).

Basic net loss per share amount is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

j.   Comprehensive Income

The Company has adopted Statement of Financial Accounting Standard No. 130 (SFAS 130), "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income, its components and accumulated balances.  The company has no items of comprehensive income for the fiscal periods ended April 30, 2006 and 2005.

k.   Income Taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry-forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

 Financial Instruments and Concentration of Credit Risk

Financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities. The Company determines the fair value of its financial instruments based on quoted market values or discounted cash flow analyses. Unless other wise indicated, the fair value of financial assets and financial liabilities approximate their recorded values.

Financial instruments that the Company may be potentially subject to concentrations of credit risk consist primarily of cash equivalents and accounts receivable. Cash equivalents consist of deposits with major

First Source Data Inc

(A Development Stage Company)

Notes to Financial Statements

As of April 30, 2006 and 2005

(Amounts expressed in US dollars)

commercial banks and/or chequing account balances. With respect to accounts receivable, the Company performs periodic credit evaluations of the financial condition of its customers and typically does not require collateral from them. Allowances are maintained for potential credit losses consistent with the credit risk of specific customers and other information.

Stock based compensation

The Company has adopted SFAS 123 (Revised) - “Share Based Payment,” which requires the Company to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award-the requisite service period. No compensation cost is recognized for equity instruments for which employees do not render the requisite service. The grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments.

n.    Recent Pronouncements

SFAS No. 149 - Amendment of statement 133 on derivative instruments and hedging activities. This statement amends and clarifies financial accounting and reporting for derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB 133 accounting for derivative instruments and hedging activities.

SFAS No. 150- Accounting for certain financial instruments with characteristics of both liabilities and equity.  This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.

SFAS No. 151 -  “Inventory Costs, an Amendment of ARB No. 43, Chapter 4.” SFAS No. 151 retains the general principle of ARB No. 43, Chapter 4, “Inventory Pricing,” that inventories are presumed to be stated at cost; however, it amends ARB No. 43 to clarify that abnormal amounts of idle facilities, freight, handling costs and spoilage should be recognized as current period expenses. Also, SFAS No. 151 requires fixed overhead costs be allocated to inventories based on normal production capacity. The guidance in SAFS No. 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005.

SFAS 123 (Revised) - “Share Based Payment,” which will require the Company to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award-

First Source Data Inc

(A Development Stage Company)

Notes to Financial Statements

As of April 30, 2006 and 2005

(Amounts expressed in US dollars)

the requisite service period. No compensation cost is recognized for equity instruments for which employees do not render the requisite service. The grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments. SFAS No. 123 (Revised) eliminates the use of APB Opinion No. 25. SFAS No. 123 (Revised) is effective for the first interim or annual reporting period that begins after December 15, 2005. Early adoption for interim or annual periods for which financial statements or interim reports have not been issued is encouraged.

SFAS 152 - In December 2004, the FASB issued SFAS No. 152 "Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67" ("SFAS 152"). This statement amends FASB Statement No. 66 "Accounting for Sales of Real Estate" to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position 04-2 "Accounting for Real Estate Time-Sharing Transactions" ("SOP 04-2"). SFAS 152 also amends FASB Statement No. 67 "Accounting for Costs and Initial Rental Operations of Real Estate Projects" to state that the guidance for incidental operations and costs incurred to sell real estate projects does not apply to real estate time-sharing transactions, with the accounting for those operations and costs being subject to the guidance in SOP 04-2. The provisions of SFAS 152 are effective in fiscal years beginning after June 15, 2005.

SFAS 153 - In December 2004, the FASB issued SFAS No. 153 "Exchanges of Non-monetary Assets - an amendment of APB Opinion No. 29" ("SFAS 153"). SFAS 153 replaces the exception from fair value measurement in APB Opinion No. 29 for non-monetary exchanges of similar productive assets with a general exception from fair value measurement for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for all interim periods beginning after June 15, 2005.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Non-monetary Assets - An Amendment of APB Opinion No. 29”. The guidance in APB Opinion No. 29, “Accounting for Non-monetary Transactions”, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively.

First Source Data Inc

(A Development Stage Company)

Notes to Financial Statements

As of April 30, 2006 and 2005

(Amounts expressed in US dollars)

In May 2005, the Financial Accounting Standards Board (FASB) issued SFAS No. 154, “Accounting Changes and Error Corrections – A Replacement of APB Opinion No. 20 and SFAS No. 3”. SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS No. 154 are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005.

In February 2006, the FASB issued SFAS No. 155 “Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140” (“FAS 155”). FAS 155 addresses the following: a) permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation; b) clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133; c) establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation; d) clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and e) amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. FAS 155 is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006.

In March 2006, the FASB issued SFAS 156 – “Accounting for Servicing of

Financial Assets – an amendment of FASB Statement No. 140” (“SFAS 156”). SFAS 156 is effective for the first fiscal year beginning after September 15, 2006. SFAS 156 changes the way entities account for servicing assets and obligations associated with financial assets acquired or disposed of.

Out of these recent pronouncements, except for SFAS 123 (Revised), none of the other pronouncements are applicable for the Company or have a material effect on the Company’s results of operations or financial position. As per SFAS 123 (Revised), the Company has made necessary adjustments in the Financial Statements and required disclosures have been made in the notes to the Financial Statements. (See notes 5, 12 & 13)

First Source Data Inc

(A Development Stage Company)

Notes to Financial Statements

As of April 30, 2006 and 2005

(Amounts expressed in US dollars)

NOTE 4.   WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common or preferred stock.

NOTE 5.   RELATED PARTY TRANSACTIONS

On September 3, 2004, the Company issued 9,016,667 shares of its common stock to the President of the Company in return for cash.

During the fiscal period ended April 30, 2005, the Company advanced $25,000 to Joyn Internet Communities Inc where the President of the Company, Douglas McClelland, is also the President of Joyn Internet Communities Inc. This has been settled in full and no amount was due from Joyn Internet Communities Inc. as at April 30, 2006 (2005 - Nil).

On November 25, 2004, the Company issued 100,000 shares of its common stock to a shareholder of the Company, Foreground Image Inc, partly in return for the services and partly for cash. (See note 15 for details)

On December 3, 2004, the Company issued 15,000 shares of its common stock to a shareholder of the Company, Ryan Lavallee, partly in return for his services and partly for cash. The stock based portion of this issue has been valued at $ 1,500 as the difference between issued price ($ 0.10 per share) and the grant-date fair value. ($ 0.20 per share) and has been charged against income as professional charges.

On January 10, 2005, the Company issued 410,000 shares of its common stock to the former CEO of the Company, Alexei Diatchine, partly in return for his services and partly for cash. The stock based portion of this issue has been valued at $ 80,770 as the difference between issued price ($ 0.003 per share) and the grant-date fair value. ($ 0.20 per share) and has been charged against income as management fees.

On January 25, 2005, the Company issued 120,000 shares of its common stock to the CEO of the Company, Javed Mawji, partly in return for his services and partly for cash. The stock based portion of this issue has been valued at $ 23,640 as the difference between issued price ($ 0.003 per share) and the grant-date fair value. ($ 0.20 per share) and has been charged against income as management fees.  Further $ 31,000 (2005 $ 9,770) has been paid by cash to him for the services rendered by him during the period under audit.

On January 26, 2005, the Company issued 360,000 shares of its common stock to a shareholder of the Company, Lenka Gazova, partly in return for the web hosting services provided by her and partly for cash. The stock based compensation portion of this issue has been valued at $ 70,920 as the difference between issued price ($ 0.003 per share) and the grant-date fair value. ($ 0.20 per share) and has been amortized

First Source Data Inc

(A Development Stage Company)

Notes to Financial Statements

As of April 30, 2006 and 2005

(Amounts expressed in US dollars)

over the term of the contract between the Company and Lenka Gazova as follows.

        First 36 months        - $ 1,600 a month

        Next 8 months          - $ 1,665 a month

The term of the agreement is 44 months effective from January 1, 2005. The unamortized portion of this is $ 45,320 as at April 30, 2006 and has been deducted from shareholders’ equity. (See note 15 for more details)

On January 1, 2006, the Company entered into an agreement with Lenka Gazova, a shareholder of the Company, for a period of 12 months for the programming services to be provided on the “AdmeUp Network”. The fees for this would be as follows.

     a) $ 19,200 in cash or;

b) A number of shares in the common capital stock of the Company, without registration rights and incorporating such restrictive legends as are required by the Company to comply with all applicable laws, equal to $ 19,200 divided by the weighted average trading price of the Company’s common shares posted on any stock quotation or listing service for the 10-day period prior to the date of payment (or, if the trading price of the Company’s common shares is not at that time posted on any quotation or listing service, the weighted average price applied to the three most recent issuances of the Company’s common shares)or;

c) Some combination of a) and b) above that will yield a market value of $ 19,200 based on the foregoing valuation methodology.

The choice of the form in which payment of the Fees shall be made shall be solely that of the Company.

During the fiscal year ended April 30, 2006, the Company paid $ 4,013 (2005 - $ Nil) for video production and editing (this was part of direct costs), paid $ Nil (2005 - $ 7,500) (including taxes) for the development of its web site and paid $ Nil (2005 - $ 19,350) (including taxes) for the design and printing of promotional materials to Foreground Image Inc, a shareholder of the Company.

The above transactions have been measured and recorded at the fair values.

First Source Data Inc

(A Development Stage Company)

Notes to Financial Statements

As of April 30, 2006 and 2005

(Amounts expressed in US dollars)

NOTE 6.  PREPAID EXPENSES AND DEPOSITS ($)

	2006	2005
Prepaid Expenses*
Stockwatch.com	16,000	-
Freerealtime.com	25,000	-
Deposits**
Retainer held by Canadian securities counsel, Gerry Tuskey	2,959	3,737
Retainer held by U.S. securities counsel, Irvine Einhorn	4,519	-
Retainer held by U.S. securities counsel, Amy Trombly	385	-
	48,863	3,737

*Prepaid expenses with Stockwatch.com and Freerealtime.com represent the Company’s inventory of as yet unused email campaigns.

**The company has three different lawyers with different areas of expertise: Gerry Tuskey advises primarily on Canadian Securities issues, Irvine Einhorn advises us on legal issues pertaining to our information dissemination services and Amy Trombly advises primarily on issues relating to US securities law and the SEC. The deposits are held as retainers by the lawyers for services yet to be provided by them.

NOTE 7.  OTHER RECEIVABLE ($)

	2006	2005
GST Receivable	3,818	2,402
	3,818	2,402

The above balance represents GST (Goods and Services Tax) paid for the expenses and purchases in excess of what has been charged to the customers. It is a receivable from CRA (Canada Revenue Agency).

First Source Data Inc

(A Development Stage Company)

Notes to Financial Statements

As of April 30, 2006 and 2005

(Amounts expressed in US dollars)

NOTE 8. PROPERTY AND EQUIPMENT ($)

April 30, 2006	Cost	Accumulated	Net book
		depreciation	value
Computer hardware	14,063	4,533	9,530
Computer software	7,009	4,381	2,628
	21,072	8,914	12,158

April 30, 2005	Cost	Accumulated	Net book
		depreciation	value
Computer hardware	11,085	425	10,660
Computer software	7,009	876	6,133
	18,094	1,301	16,793

NOTE 9.   ACCOUNTS PAYABLE AND ACCRUALS

	2006	2005
Expenses Reimbursement - Douglas McClelland	3,576	5,576
Accounting charges - Anoma Alwis	8,332	1,192
Management fees - Javed Mawji	2,000	2,000
Audit Fees Payable	12,622	8,000
R & D Expenses payable - Lenka Gozava	6,400	-
Foreground Image Inc.	4,013	-
Others	3,708	1,894
	40,651	18,662

NOTE 10. OPERATING LEASE COMMITMENTS

On August 2004, the Company entered into a sub-lease agreement with Foreground Image Inc for office space. The lease is for a period of 16 months with the option to renew for a further one-year period. The lease payments are as follows.

First 12 months        - $ 600 per month

Next 4 months - $ 700 per month

The Company issued 100,000 shares during the fiscal period ended April 30, 2005 to Foreground Image Inc in satisfaction of its rent obligation

First Source Data Inc

(A Development Stage Company)

Notes to Financial Statements

As of April 30, 2006 and 2005

(Amounts expressed in US dollars)

for the next 16 months. The fair value of these shares amounted to $20,000

The above lease agreement was effective until November 30, 2005. Thereafter, the Company negotiated with Foreground Image Inc to have the premises rented to the Company free of charge for the rest of the financial year until April 30, 2006.

On May 1, 2006, the Company entered into a new sub-lease agreement with Foreground Image Inc for office space. The lease is for a period of 6 months at $ 600 a month with the option to renew.

NOTE 11.  INCOME TAXES ($)

	2006	2005

Gross deferred tax assets	57,278	55,862
Valuation allowance	(57,278)	(55,862)
Net deferred tax assets	-	-

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 12.  SCHEDULE OF NET OPERATING LOSSES ($)

               2004-2005                             $ 164,300

               2005-2006                              $  4,165

                                                     ----------

         Balance as of April 30, 2006                 $ 168,465

                                                     ==========

As of April 30, 2006, the Company had Federal net operating loss carry forwards of approximately $168,465 available to reduce future Federal taxable income. The net operating loss carry forwards, if not utilized, will begin to expire in 2025 in United States and in 2015 in Canada.

First Source Data Inc

(A Development Stage Company)

Notes to Financial Statements

As of April 30, 2006 and 2005

(Amounts expressed in US dollars)

The operating losses are subject to audit by the respective tax authorities in Canada and the United States.

NOTE 13.  STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of April 30, 2006.

Common stock, $0.001 par value; 50,000,000 shares authorized and 10,518,542 shares issued and outstanding.

NOTE 14.  STOCK TRANSACTIONS

These transactions have been accounted for based on the fair value of the consideration received.

On September 3, 2004, the Company issued 9,016,667 shares of its common stock to the President of the Company in return for cash.

In November 2004, the Company issued 70,000 shares at $ 0.20 a share in return for cash. In addition to that, on November 25, 2004, the Company issued 100,000 shares of its common stock at $ 0.10 a share to a shareholder of the Company, Foreground Image Inc, partly in return for the services and partly for cash. (See note 15 for details)

In December 2004, the Company issued 15,000 shares at $ 0.10 a share and 56,525 shares at $ 0.20 a share in return for cash. In addition to that, on December 3, 2004, the Company issued 15,000 shares of its common stock at $ 0.10 a share to a shareholder of the Company, Ryan Lavallee, partly in return for his services and partly for cash.

NOTE 15. UNAMORTIZED STOCK BASED COMPENSATION FOR STOCKHOLDERS

On January 26, 2005, the Company issued 360,000 shares of its common stock to a shareholder of the Company, Lenka Gazova, partly in return for her services and partly for cash. The stock based compensation portion of this issue has been valued at $ 70,920 as the difference between issued price ($ 0.003 per share) and the grant-date fair value. ($ 0.20 per share) and has been amortized over the term of the contract between the Company and Lenka Gazova as follows.

        First 36 months        - $ 1,600 a month

        Next 8 months          - $ 1,665 a month

First Source Data Inc

(A Development Stage Company)

Notes to Financial Statements

As of April 30, 2006 and 2005

(Amounts expressed in US dollars)

The term of the agreement is 44 months effective from January 1, 2005. The unamortized portion of this is $ 45,320 as at April 30, 2006 and has been deducted from shareholders’ equity.

On November 25, 2004, the Company issued 100,000 shares of its common stock to a shareholder of the Company, Foreground Image Inc, partly in return for the services and partly for cash. The stock based compensation portion of this issue has been valued at $ 10,000 as the difference between issued price ($ 0.10 per share) and the grant-date fair value($ 0.20 per share) and has been amortized over the term of the contract between the Company and Foreground Image Inc as follows.

        First 12 months        - $ 600 a month

        Next 4 months          - $ 700 a month

The term of the agreement is 16 months effective from August 1, 2004. The unamortized portion of this is $ Nil as at April 30, 2006 and has been deducted from shareholders’ equity.

The total unamortized portion of stock based compensation for shareholders is $ 45,320 as at April 30, 2006 and has been deducted from shareholders’ equity.

NOTE 16.   WEB HOSTING SERVICE AND “ADMEUP” NETWORK PROGRAMMING SERVICES AGREEMENTS

The Company entered into a web hosting service agreement with Lenka Gazava to install & service its servers.

In return for these services, on January 26, 2005, the Company issued 360,000 shares of its common stock to a shareholder of the Company, Lenka Gazova, for cash at $ 0.003 a share where the issue-date share price has been determined as $0.20 a share. The stock based compensation portion of this issue has been valued at $ 70,920 as the difference between issued price ($ 0.003 per share) and the grant-date fair value. ($ 0.20 per share) and has been amortized over the term of the contract between the Company and Lenka Gazova as follows.

        First 36 months - $ 1,600 a month

        Next 8 months - $ 1,665 a month

The term of the agreement is 44 months effective from January 1, 2005.

Further , on January 1, 2006, the Company entered into an agreement with Lenka Gazova, a shareholder of the Company, for a period of 12 months for the programming services to be provided on the “AdmeUp” Network. The fees for this would be as follows.

     a) $ 19,200 in cash or;

First Source Data Inc

(A Development Stage Company)

Notes to Financial Statements

As of April 30, 2006 and 2005

(Amounts expressed in US dollars)

b) A number of shares in the common capital stock of the Company, without registration rights and incorporating such restrictive legends as are required by the Company to comply with all applicable laws, equal to $ 19,200 divided by the weighted average trading price of the Company’s common shares posted on any stock quotation or listing service for the 10-day period prior to the date of payment (or, if the trading price of the Company’s common shares is not at that time posted on any quotation or listing service, the weighted average price applied to the three most recent issuances of the Company’s common shares)or;

c) Some combination of a) and b) above that will yield a market value of $ 19,200 based on the foregoing valuation methodology.

The choice of the form in which payment of the Fees shall be made shall be solely that of the Company.

NOTE 17.   DISCONTINUED OPERATIONS ($)

	For the year	For the period
	ended	ended
	30-Apr-06	30-Apr-05
Revenue	20,200	-
Income from discontinued operations	16,200	-

During the year ended April 30, 2006, we reported revenues for publishing a financial newsletter. We have since ceased providing newsletter publishing services, but we continue to provide newsletter dissemination and marketing consulting services. Services and cash flows pertaining to publishing have been eliminated from our ongoing operations and we do not expect to have any significant continuing involvement in publishing operations. In our contracts with customers, we have clearly distinguished our fees and services for publishing from those relating to dissemination or marketing consulting. Accordingly, we have recognized the fees pertaining to publishing this newsletter, but not those pertaining to disseminating or marketing consulting services, as revenues derived from discontinued operations.

NOTE 18. COMMITMENTS

On May 1, 2006, the Company entered into a sub-lease agreement with Foreground Image Inc for office space. The lease is for a period of 6 months at $ 600 a month with the option to renew.

First Source Data Inc

(A Development Stage Company)

Notes to Financial Statements

As of April 30, 2006 and 2005

(Amounts expressed in US dollars)

On March 1, 2006, the Company entered into an agreement with Javed Mawji, the CEO of the Company for managing and directing daily operations of the Company pursuant to the directives of the Board of Directors for a monthly fee of $ 3,000 for a period of six months.

On May 1, 2006, the Company entered into an agreement with Anoma Alwis, the CFO of the Company for managing and directing financial operations of the Company pursuant to the directives of the Board of Directors for a monthly fee of $ 1,000 for a period of one year.

On January 1, 2006, the Company entered into an agreement with Lenka Gazova, a shareholder of the Company, for a period of 12 months for the programming services to be provided on the “AdmeUp Network”. The fees for this would be as follows.

     a) $ 19,200 in cash or;

b) A number of shares in the common capital stock of the Company, without registration rights and incorporating such restrictive legends as are required by the Company to comply with all applicable laws, equal to $ 19,200 divided by the weighted average trading price of the Company’s common shares posted on any stock quotation or listing service for the 10-day period prior to the date of payment (or, if the trading price of the Company’s common shares is not at that time posted on any quotation or listing service, the weighted average price applied to the three most recent issuances of the Company’s common shares)or;

c) Some combination of a) and b) above that will yield a market value of $ 19,200 based on the foregoing valuation methodology.

The choice of the form in which payment of the Fees shall be made shall be solely that of the Company.

NOTE 19. SUBSEQUENT EVENTS

On May 1, 2006, the Company entered into an agreement with Anoma Alwis, the CFO of the Company for managing and directing financial operations of the Company pursuant to the directives of the Board of Directors for a monthly fee of $ 1,000 for a period of one year.

On May 1, 2006, the Company entered into a sub-lease agreement with Foreground Image Inc for office space. The lease is for a period of 6 months at $ 600 a month with the option to renew.

First Source Data Inc

(A Development Stage Company)

Notes to Financial Statements

As of April 30, 2006 and 2005

(Amounts expressed in US dollars)

NOTE 20. GEOGRAPHIC INFORMATION

All the Company's operations and assets are located in Canada.

NOTE 21. COMPARATIVE FIGURES

The comparative figures have been re-classified to conform to the current year’s presentation.

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes, our articles, and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation which is not the case with our articles of incorporation. Excepted from that immunity are:

(1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3) a transaction from which the director derived an improper personal profit; and

(4) willful misconduct.

Under our articles, we indemnify our directors and officers against damages for breach of any fiduciary duty as a director or officer to the corporation, its shareholders or any other person except for: (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) a payment of dividends in violation of the Nevada Revised Statutes.

Our bylaws provide that we will indemnify any of our directors or officers against expenses, judgments, fines, settlements, and other amounts incurred in connection with legal proceedings if the director or officer in question: (a) acted in good faith and in a manner that he or she reasonably believed to be in the best interests of this corporation; (b) in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful; (c) and successfully defended himself or herself in the proceeding.

We also have the power to indemnify any director or officer who is unsuccessful in defending himself or herself, provided that a determination that indemnification is proper in the circumstances is made by one of the following: (a) a majority vote of a quorum consisting of directors who are not parties to such proceeding; (b) independent legal counsel in a written opinion if a quorum of directors who are not parties to such a proceeding is not available; (c) the affirmative vote of a majority of our shares entitled to vote represented at a duly held meeting at which a quorum is present; (d)  the written consent of holders of a majority of our outstanding shares entitled to vote excluding the shares owned by the person to be indemnified; or (e) the court in which the proceeding is or was pending, on application made by us, the person to be indemnified, or the attorney or other person rendering services in connection with the defense.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the registration of securities under this prospectus are denoted below. Please note that all amounts are estimates other than the Commission’s registration fee.

Securities and Exchange Commission registration fee

      $59

Transfer Agent fees

   $1,500

Accounting fees and expenses

        $10,000

Legal fees and expenses

        $18,000

Miscellaneous (including EDGAR filing fees)

   $4,500

---------

        $34,059

We will pay all expenses of the offering listed above from cash on hand. No portion of these expenses will be borne by the selling shareholders.

RECENT SALES OF UNREGISTERED SECURITIES

Between September 3, 2004 and May 10, 2005, we issued 10,518,542 common shares to 31 subscribers, as set out in the table below. These shares were sold for cash consideration unless noted otherwise. All of these shares were issued under the Regulation S exemption. None of the purchasers who received shares under Regulation S are U.S. persons as defined in Rule 902(k) of Regulation S, and no sales efforts were conducted in the U.S. in accordance with Rule 903(c). Subscribers to the offering under Regulation S acknowledged that the securities purchased must come to rest outside the U.S. None of the foregoing transactions involved a distribution or public offering, and no commissions were paid in connection with the sale of any such securities.

Name & Beneficial Owner

Purchase Date

# Shares

Consideration   Note

Douglas McClelland

September 3, 2004

9,016,667

$27,050.00      (1)

Melanie Thiessen

November 14, 2004

10,000

 $2,000.00

Fern Fair

November 14, 2004

10,000

 $2,000.00

Lorne Lynn Green

November 14, 2004

10,000

 $2,000.00

Young Jun

November 18, 2004

10,000

 $2,000.00

Foreground Image Inc.

November 25, 2004  100,000

        See Note (2)

Svava Stafanson

November 28, 2004

15,000

 $3,000.00

Eli Chornenki

November 28, 2004   15,000

 $3,000.00

Ryan Lavallee

December 3, 2004

15,000

        See Note (3)

Natasha Urlic

December 4, 2004

15,000

 $1,500.00

Jeff Tymoschuk

December 6, 2004

20,000

 $4,000.00

Patrick Haynes

December 7, 2004

11,525

 $2,305.00

John Nadalin

December 15, 2004

7,500

 $1,500.00

Kate Lindsay

December 28, 2004

7,500

 $1,500.00

Bianca Dubois

December 29, 2004

5,000

 $1,000.00

Peter Orth

December 31, 2004

5,000

 $1,000.00

Brent O’Connor

January 5, 2004

10,000

 $2,000.00

andall Thorne

January 7, 2005

5,000

 $1,000.00

Alexei Diatchine

January 10, 2005

410,000

        See Note (4)

Anna Thiessen

January 13, 2005

10,000

 $2,000.00

Peter Hildebrand

January 13, 2005

10,000

 $2,000.00

Henry Thiessen

January 13, 2005

10,000

 $2,000.00

Michael Thiessen

January 19, 2005

1,500

   $300.00

Luigi Belsito

January 20, 2005

5,000

 $1,000.00

Javed Mawji

January 25, 2005

120,000

        See Note (5)

Lenka Gazova

January 26, 2005

360,000

        See Note (6)

Edward Hadeed

January 27, 2005

264,850

$52,970.00

Peter Svorc

January 27, 2005

9,500

   $950.00

Eva Gazova

January 31, 2005

7,000

   $700.00

Maros Svorc

February 3, 2005

10,000

 $1,000.00

Jueane Ji

May 10, 2005

12,500

 $2,500.00     (7)

(1) Currently Director of the Company. Former President and Vice-President, Finance of the Company.

(2) Consideration received for 100,000 shares was $10,000.00 in cash plus rights under a sub-lease of 400 square feet of office space plus utilities between August 1, 2004 and November 30, 2005 valued at $10,000.00.

(3) Consideration received for 15,000 shares was $1,500.00 in cash and consulting services valued at $1,500.00.

(4) Formerly a Director, Secretary, and Treasurer of the Company. Consideration received for 410,000 shares was $1,230.00 in cash and management services valued at $80,770.00.

(5) Currently Director, Chief Executive Officer, President, and Secretary of the Company. Consideration received for 120,000 shares was $360.00 in cash and management services valued at $23,640.00.

(6) Consideration received for 360,000 shares was $1,080.00 in cash plus provision of website and internet hosting services between January 1, 2005 and August 31, 2008 valued at $70,920.00.

(7) Director of a separate shareholder, Foreground Image Inc.

On September 3, 2004, we issued 9,016,667 shares of common stock to Doug McClelland, our President, in exchange for $27,050 in cash. The purpose of this stock sale was to provide us with initial capital to commence operations and pay some of the expenses incurred during our developmental stage.

On January 10, 2005, we issued 410,000 shares of common stock to our former Secretary, Treasurer, and Director, Alexei Diatchine, for $1,230 in cash and management services valued at $80,770.

On January 25, 2005, we issued 120,000 shares of common stock to our Chief Executive Officer, Javed Mawji, for $360.00 in cash and management services valued at $23,640.00.

On February 3, 2005, we issued 10,000 shares to Maros Svorc at a price of $0.10 per share in return for $1,000 in cash. On May 10, 2005, we issued 12,500 shares to Jueane Ji at a price of $0.20 per share in return for $2,500 in cash. Jueane Ji is the director of one of our other shareholders, Foreground Image Inc.

EXHIBITS

The following exhibits are filed as part of this Registration Statement:

EXHIBIT

NUMBER                    DESCRIPTION

-------                   -----------

3.1    Amended and Restated Articles of Incorporation, dated July 27, 2004 (included as Exhibit 3.1 to the Form SB-2 filed February 7, 2006 and incorporated herein by reference).

3.2    Bylaws, dated June 10, 2004 (included as Exhibit 3.2 to the Form SB-2 filed February 7, 2006 and incorporated herein by reference).

3.3    Amended Bylaws, dated July 28, 2005 (included as Exhibit 3.3 to the Form SB-2 filed February 7, 2006 and incorporated herein by reference).

5.1    Legal Opinion of Amy Trombly, Esq. (filed herewith).

10.1   Written summary of oral contract between the Company and Alexei Diatchine, dated July 25, 2004 (filed herewith).

10.2  Premises Rental Sub-lease Agreement between the Company and Foreground Image Inc., dated August 1, 2004 (included as Exhibit 10.1 to the Form SB-2 filed February 7, 2006 and incorporated herein by reference).

10.3   Written summary of oral contract between the Company and Ryan Lavallee, dated November 1, 2004 (filed herewith).

10.4   Promissory Note between the Company and I-Dating Solutions Inc., dated September 8, 2004 (included as Exhibit 10.2 to the Form SB-2 filed February 7, 2006 and incorporated herein by reference).

10.5   Web Hosting Service Agreement between the Company and Lenka Gazova, dated January 1, 2005 (included as Exhibit 10.3 to the Form SB-2/A filed June 27, 2006 and incorporated herein by reference).

10.6   Independent Contractor Agreement between the Company and Javed Mawji, dated March 1, 2005 (included as Exhibit 10.3 to the Form SB-2 filed February 7, 2006 and incorporated herein by reference).

10.7   Independent Contractor Agreement between the Company and Anoma Alwis, dated May 1, 2005 (included as Exhibit 10.4 to the Form SB-2 filed February 7, 2006 and incorporated herein by reference).

10.8   Amending Agreement to Independent Contractor Agreement between the Company and Javed Mawji, dated October 1, 2005 (included as Exhibit 10.5 to the Form SB-2 filed February 7, 2006 and incorporated herein by reference).

10.9   Programming Services Agreement between the Company and Lenka Gazova, dated January 1, 2006 (included as Exhibit 10.7 to the Form SB-2/A filed June 27, 2006 and incorporated herein by reference).

10.10  Independent Contractor Agreement between the Company and Javed Mawji, dated March 1, 2006 (included as Exhibit 10.6 to the Form SB-2/A filed April 20, 2006 and incorporated herein by reference).

10.11  Independent Contractor Agreement between the Company and Anoma Alwis, dated May 1, 2006 (included as Exhibit 10.9 to the Form SB-2/A filed June 27, 2006 and incorporated herein by reference).

10.12  Premises Rental Sub-lease Agreement between the Company and Foreground Image Inc., dated May 1, 2006 (included as Exhibit 10.10 to the Form SB-2/A filed June 27, 2006 and incorporated herein by reference).

10.13  Form of Share Subscription Agreement entered into with each of the selling shareholders (filed herewith).

14.1   Code of Ethics (included as Exhibit 14.1 to the Form SB-2 filed February 7, 2006 and incorporated herein by reference).

23.1   Consent of Schwartz Levitsky Feldman LLP regarding audited financial statements for the period ending April 30, 2005 (included as Exhibit 23.1 to the Form SB-2 filed February 7, 2006 and incorporated herein by reference).

23.2   Consent of Schwartz Levitsky Feldman LLP regarding audited financial statements for the period ending April 30, 2006 (filed herewith).

23.3   Consent of Amy Trombly, Esq. (contained in Exhibit 5.1).

UNDERTAKINGS

We hereby undertake:

(1)

To file, during any period in which offers or sales of our securities are being made, a post-effective amendment to this Registration Statement to:

(i)  Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)  Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) or any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)  Include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information.

(2)   For the purposes of determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)   File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the end of the offering.

(4)

For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

If we request acceleration of the effective date of this Registration Statement under Rule 461 under the Securities Act, it shall include the following:

“Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.”

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Toronto, Province of Ontario, Canada, on August 14, 2006.

First Source Data, Inc.

By:  /s/  Javed Mawji                   /s/ Anoma Alwis

Javed Mawji

  Anoma Alwis

Chief Executive Officer and Director    Chief Financial Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

(Signature) /s/Javed Mawji

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Javed Mawji

(Title)     Chief Executive Officer and Director

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(Date)

    August 14, 2006

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(Signature) /s/Anoma Alwis

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Anoma Alwis

(Title)

     Chief Financial Officer, Director, and Principal Accounting Officer

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August 14, 2006

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